Exhibit 10.1

UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

=================================

:
VIKRAM P. GROVER d/b/a	:
“IX ADVISORS” a/k/a “IXA,”	:
:
Plaintiff,	:
:
v.	:
:
NET SAVINGS LINK, INC., a	:
Colorado corporation and formerly	:
organized as a Nevada corporation,	:	Civil Action No.
WILTON GROUP, LIMITED, as	:
registered in the Isle of Man, U.K.,	:
WILTON UK (GROUP), LIMITED, as	:
registered in England and Wales, U.K.,	:
CHINA FOOD AND BEVERAGE CO.,	:
a Colorado corporation,	:
JAMES A. TILTON, and	:
JOHN DOES 1-100,	:
:
Defendants.	:
:

=================================

1

COMPLAINT AND DEMAND FOR JURY TRIAL

I. INTRODUCTION

1. The Plaintiff, Vikram P. Grover d/b/a “IX Advisors” a/k/a “IXA” (hereinafter “Mr. Grover”), respectfully submits his Complaint and Demand for Jury Trial (hereinafter the “Complaint”) against the Defendants, Net Savings Link, Inc., (hereinafter the “Company” or “NSAV”), Wilton Group, Limited, as registered in the Isle of Man, the United Kingdom of Great Britain and Northern Ireland (hereinafter “Wilton-Isle of Man”), Wilton UK (Group), Limited, as registered in England and Wales, U.K. (hereinafter “Wilton-UK”) (collectively, with Wilton-Isle of Man, hereinafter as “Wilton”), China Food and Beverage Company (hereinafter “CHIF”), and James A. Tilton (hereinafter “Tilton”), for their violations of law and his injuries arising therefrom.

2. The Plaintiff’s allegations, as set out herein, are asserted against the Defendants, jointly and severally, for specific performance for the issuance of hundreds of millions of NSAV shares, as due to be delivered to him, and for temporary, preliminary and permanent injunctive and equitable relief, and for his general, compensatory, consequential and punitive damages, together with statutory interest, costs and attorney’s fees, arising from, and resulting from, the Defendants’ violations of the following:

a) specific performance for the issuance of Three Hundred – Eighty – Seven Million – Five Hundred Thousand (387,500,000) NSAV shares of Series B stock, convertible into freely tradeable shares of NSAV common stock, to be delivered due to the Plaintiff, and as arising from the breach of contract on the “Binding Change of Control Agreement,” (referenced below), as an intended third-party beneficiary;

b) breach of contract for damages, lost profits and lost opportunity from the failure and refusal of the Defendants to issuance the Three Hundred – Eighty – Seven Million – Five Hundred Thousand (387,500,000) NSAV shares of Series B stock, convertible into freely tradeable shares of NSAV common stock, and the $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), and deliver the same to Mr. Grover, and as arising from the breach of contract on the Plaintiff’s Consulting Agreement (defined below) and the Non-Circumvention Agreement (defined below);

c) breach of contract for damages, lost profits and lost opportunity from the failure and refusal of the Defendants to issuance the Three Hundred – Eighty – Seven Million – Five Hundred Thousand (387,500,000) NSAV shares of Series B stock, convertible into freely tradeable shares of NSAV common stock, and deliver the same to Mr. Grover, and as arising from the breach of contract on the “Binding Change of Control Agreement,” (referenced below) to the benefit of the Plaintiff;

d) breach of implied covenant of good faith and fair dealing as to the Plaintiff’s Consulting Agreement (as defined below), the Non-Circumvention Agreement (defined below) and the “Binding Change of Control Agreement,” (referenced below);

e) unjust enrichment;

f) tortious interference with business and contractual relations, as to the Plaintiff’s Consulting Agreement (defined below) and employment with NSAV;

g) tortious interference with prospective economic advantage with third-parties, including but not limited to Geneva Roth Remark Holdings f/k/a KBM Worldwide a/k/a PowerUp Lending Group (hereinafter “PowerUp”) and others;

h) oral contract - promissory estoppel / detrimental reliance;

i) fraud and deceit;

j) negligent misrepresentation;

k) violation of the Illinois Wage Payment and Collection Act (hereinafter the “IWPCA”), as amended, codified under 820 Illinois Compiled Statutes (hereinafter the “ILCS”) §§ 115/1, et seq.

l) violation of the Illinois Securities Law of 1953, as amended, 815 ILCS §§ 5/, et seq.;

2

m) joint and several liability as “controlling persons,” as provided by the Illinois Securities Law of 1953, as amended, 815 ILSC § 5/2.4;

n) violation of the Illinois Consumer Fraud and Deceptive Business Practices Act, as amended, 815 ILCS §§ 505, et seq.;

o) civil conspiracy; and/or

p) accounting / constructive trust.

3. The Plaintiff further alleges that, as a result and as caused by the Defendants’ breaches, actions, omissions, policies, practices, and/or courses of conduct, Mr. Grover has suffered irreparable harm, requiring injunctive relief and specific performance, harm to his business and reputation in the investment industry, damages from the Defendants’ coercion, duress, and unfair and deceptive anti-competitive acts and trade practices, causing lost revenue, lost profits and prospective business, together with his injuries and damages

4. The Plaintiff respectfully requests that his causes of action against the Defendants proceed to a trial by jury, that a judgment be entered on all Counts against the Defendants and that specific performance, on a temporary, preliminary and/or permanent basis, be ordered for the issuance of Three Hundred – Eighty - Seven Million - Five Hundred Thousand (387,500,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock, and the $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), and that Mr. Grover be awarded his general, compensatory and consequential damages and losses, together with multiple and/or punitive damages, and with statutory interest, costs and attorneys’ fees, against the Defendants, jointly and severally, and that this Honorable Court grant, order and enter such declaratory and equitable or injunctive relief, and any such other relief as this Court deems just and appropriate.

II. PARTIES

5. The Plaintiff, Vikram P. Grover d/b/a IX Advisors a/k/a IXA, is an individual residing at 2810 Bristol Drive, Unit No. 309, Lisle, Illinois 60532. At all times relevant hereto, the Plaintiff is, and was, the Director of Corporate Finance of Defendant Net Savings Link, Inc., and is, and/or was, employed by NSAV as an officer, director and/or authorized agent. Mr. Grover is a party and signatory to the Consulting Agreement (defined below) and the Non-Circumvention Agreement (defined below), and is, and was, an intended third-party beneficiary of the “Binding Change of Control Agreement,” (referenced below), as executed by the Defendants.

6. Upon information and belief, the Defendant, Net Savings Link, Inc., is a Colorado corporation (Colorado Entity ID No. 20171168922), having its principal place of business located at 2374 Route 390, Post Office Box 609, Mountainhome, Pennsylvania 18342. At all times relevant hereto, the Defendant is, and was, a public company, registered with the U.S. Securities and Exchange Commission (hereinafter the “SEC” or the “Commission”) and the various state securities regulatory authorities, including, but not limited to and upon information and belief, the Illinois Securities Division. Upon information and belief, the Defendant is formerly a Nevada corporation, which, on or about February 28, 2017, converted and domesticated into a Colorado corporation, by and through its incorporator, Randall Gould, an individual identified as residing at or about 1333 Sprucewood, Deerfield, Illinois 60015. Upon information and belief, at various times relevant hereto and until recently, the Defendant, James A. Tilton is, and/or was, the Chief Executive Officer (hereinafter “CEO”), President, Secretary, Treasurer and/or Director of Defendant Net Savings Link, Inc.

7. Upon information and belief and at all times relevant hereto, the Defendant, Wilton-Isle of Man, is, and was, an entity registered in the Isle of Man, the United Kingdom of Great Britain and Northern Ireland (hereinafter the “U.K.”), with a registered number 015996V and with a registered office at Grosvenor House, 66-67 Athol Street, Douglas, Isle of Man, IM1 1JE, U.K. Upon information and belief, Wilton-Isle of Man’s Directors currently are M.A. Flanagan, N.M. Hewson, A.E. Barber, P. Rossier and A. Molloy. Upon information and belief, Wilton-Isle of Man uses the term “Wilton” as a “trading style.” Upon information and belief, at various times relevant hereto and until recently, the Defendant, James A. Tilton is, and/or was, officer, director, employee and/or authorized agent of Defendant Wilton-Isle of Man and/or various entities of the Wilton Group. (hereinafter Defendants Wilton-Isle of Man, Wilton-UK (defined below), and CHIF (defined below), collectively as the “Wilton Group.”). Upon information and belief and at various times relevant hereto, Defendant CHIF is an affiliated company and alter ego of the Defendant and/or various entities of the Wilton Group.

8. Upon information and belief and at all times relevant hereto, the Defendant, Wilton-UK, is, and was, an entity registered in England and Wales, in the U.K., with a registered number 04179664 and with a registered office at 26 Grosvenor Street, Mayfair, London W1K 4QW, U.K. Upon information and belief, Wilton-U.K’s Directors currently are M.A. Flanagan, N.M. Hewson, N.K. Mitchell, J. and Robson D. McHugh. Upon information and belief and at various times relevant hereto, Defendant CHIF is an affiliated company and alter ego of the Defendant and/or various entities of the Wilton Group. Upon information and belief, at various times relevant hereto and until recently, the Defendant, James A. Tilton is, and/or was, officer, director, employee and/or authorized agent of Defendant Wilton-UK and/or various entities of the Wilton Group.

9. Upon information and belief and at all times relevant hereto, China Food and Beverage Company (hereinafter “CHIF”), is a Colorado corporation (Colorado Entity ID No. 20191953400), having its principal place of business located at 26 Grosvenor Street, Mayfair, London, England, U.K. W1K 4QW, which is, and was, the same location as the registered office of Wilton-UK and other entities of the Wilton Group, Limited, including but not limited to the Hartley Pensions, Limited, Wilton Corporate Finance, Limited, and Wilton Wealth Management, Limited. Upon information and belief, the Defendant is formerly a Nevada corporation, which, on or about December 2, 2019, converted and domesticated into a Colorado corporation, by and through its incorporator, Defendant James A. Tilton, an individual identified as having a mailing address of 2374 Route 390, Post Office Box 609, Mountainhome, Pennsylvania 18342, which is the same principal place of business as Defendant NSAV. At all times relevant hereto, the Defendant is, and was, a public company, registered with the SEC and the various state securities regulatory authorities, including, but not limited to and upon information and belief, the Illinois Securities Division. Upon information and belief and at various times relevant hereto, CHIF identified its principal place of business as located at 2374 Route 390, Post Office Box 609, Mountainhome, Pennsylvania 18342, which is, and was, the same principal place of business as Defendant NSAV. Upon information and belief, and at all times relevant hereto, the Defendant’s accounting and auditing firm is, and was, “Wilton & Partners Ltd. (UK),” which has its principal place of business and/or its registered office located 26 Grosvenor Street, Mayfair, London, England, U.K. W1K 4QW, which is, and was, the same location as the registered office of Wilton-UK and other entities of the Wilton Group, Limited, including but not limited to the Hartley Pensions, Limited, Wilton Corporate Finance, Limited, and Wilton Wealth Management, Limited. Upon information and belief and at various times relevant hereto, Defendant CHIF is an affiliated company and alter ego of Defendants NSAV, Wilton-Isle of Man, Wilton-UK and/or various entities of the Wilton Group. Upon information and belief, at various times relevant hereto, the Defendant, James A. Tilton is, and/or was, President, Secretary, officer, director, employee and/or authorized agent of Defendant CHIF.

3

10. Upon information and belief and at various times relevant hereto, the Defendant, James A. Tilton (hereinafter “Tilton”), is an individual residing in New York City, New York. Upon information and belief, at various times relevant hereto and/or until recently, the Defendant, James A. Tilton is, and/or was, officer, director, employee and/or authorized agent of Defendants NSAV, CHIF, Wilton-Isle of Man, Wilton-UK and/or various entities of the Wilton Group.

11. Upon information and belief and at various times relevant hereto, Defendant John Does 1 - 100 (hereinafter the “John Does” or the “Does”) were persons, whether entities, individuals, or their authorized agents, who are liable to the Plaintiff, jointly and severally, and caused, aided and abetted, and/or participated in or aided the scheme to cause the breach of Mr. Grover’s Consulting Agreement (defined below), the Non-Circumvention Agreement (defined below) and the Binding Change of Control Agreement (referenced below), and participated and/or aided the Defendants and others misrepresentations, omissions of material fact, with a duty of disclosure, and/or employing deceptive and manipulative devices and contrivances in connection with the offer, purchase and/or sale and/or delivery of the NSAV securities to him, and to tortiously interfere (prospectively and with his existing contractual and business relations with NSAV and PowerUp) and conspired, caused and perpetrated fraudulent and deceptive acts and trade practices, upon which Mr. Grover relied, and as a result of which he suffered damages the Plaintiff has suffered irreparable harm, and general, special, and consequential damages, including, but not limited to, loss of profits, interest, and other damages, injuries, and losses, to his detriment.

III. ALTER EGOS AND COMMON ENTERPRISE

12. The Defendants have operated as a common enterprise while engaging in the illegal acts and practices alleged in the Complaint. Defendants Tilton and John Does conducted the alleged deceptive practices described herein by and through the interrelated network of the various corporate Defendants, which share a business purpose, business functions, locations, senior executives and management, and employees; are commonly controlled by the Defendants; and, upon information and belief, have alleged sought to commingled assets. Because the corporate Defendants have operated as a common enterprise, each of them is jointly and severally liable for the acts and practices alleged below. There is such a unity of interest between the corporate Defendants and Defendants Tilton and John Does that they are alter egos. Upon information and belief, at various times relevant hereto, the Defendants were, and are, all dominated and controlled by Defendants Tilton and John Does, and were used to further the deceptive scheme described herein. As alleged below and together with Defendant Does, Defendant Tilton personally made representations and omissions of material fact to the Plaintiff, purportedly with actual or apparent authority of various Wilton entities, upon which Mr. Grover relied, to his detriment. With Defendant Does, Tilton individually caused the “change of control” of Defendant Net Savings Link, Inc. by purchasing, in his individual capacity, the controlling stake of NSAV equity from former NSAV Chief Executive Officer Steven Baritz, and personally caused the breaches of the Consulting Agreement, to the detriment of the Plaintiff. Defendant Tilton thereafter was compensated by, and participated in and aided, further transactions between and among NSAV, CHIF and Wilton entities, to the detriment. The Plaintiff asserts that a failure to disregard the corporate forms of the various corporate Defendants would sanction a fraud and injustice by shielding and safeguarding them from liability for their roles in a deceptive scheme that has caused millions of dollars in damages and injury to the Plaintiff, and would unjustly enrich them by permitting them to keep such assets and monies, including but not limited to the NSAV shares as never having been delivered to Mr. Grover and as through the fraudulent scheme, set forth below.

IV. JURISDICTION AND VENUE

13. The Plaintiff asserts that this Honorable Court has jurisdiction over this action under 28 U.S.C. § 1332 because the Parties are of complete diversity and the amount in controversy exceeds $75,000.00.

14. The Plaintiff further contends that, pursuant to 28 U.S.C. § 1391(b), venue is proper in the Northern District of Illinois in that, pursuant to the Agreement (defined below), the Parties agreed that any and all disputes between and/or among them shall be brought, inter alia, in the state or federal courts in the State of Illinois. Additionally, this Court is such District where the Defendant resides, Plaintiff’s incorporator resided, and is where the violative conduct described herein is alleged to have occurred.

15. This Court has personal jurisdiction, generally and specifically, over the Defendant by express terms of the Agreement, and as arising from their extensive business contacts, generally over time and specifically in their business dealings with the Plaintiff, within the State of Illinois.

V. FACTUAL BACKGROUND

A. The Plaintiff’s Background in the Financial Markets and on Wall Street

16. As background, Mr. Grover is a well-accomplished Wall Street analyst, investment banker and entrepreneur, with a history of accomplishment. The Plaintiff has a track record of over twenty-five (25) years as a leading thought provider and research analyst in the financial markets covering the emerging communications provider and technology sectors. As a Chartered Financial Analyst (C.F.A.), Mr. Grover’s expertise and skills are widely regarded and recognized in a number of industries, and his specialties included telecommunications, Internet, digital media, infrastructure services, integrated contractors, CLECs, ITSPs, VoIP, FTTx, collocation, data centers, hosting, managed services, e-payments, online advertising and marketing, and Internet of Things (IoT).

17. In or about 2006 and after more than a decade on Wall Street, the Plaintiff transitioned to investment banking and sought to leverage numerous C-Suite relationships across public and private companies, and with a focus on emerging growth and micro-cap companies. Mr. Grover then moved to management and financial consulting to assist clients in building their businesses, and focused upon commercially viable products, a global addressable market, disruptive to legacy models or technologies, and highly scalable. In short, the Plaintiff has several years of experience in running and operating technology-oriented public companies.

4

B. Mr. Grover’s Introduction to Net Savings Link, Inc.

18. In or about 2015, the Plaintiff was introduced to the Defendant by mutual business acquaintances in the financial industry, Seth Lapidus (hereinafter “Mr. Lapidus”) and Curt Kramer (hereinafter “Mr. Kramer”) of Geneva Roth Remark Holdings f/k/a KBM Worldwide a/k/a PowerUp Lending Group, located on Long Island, New York. Upon information and belief, Mr. Kramer is currently the Chief Executive Officer (hereinafter “CEO”) of PowerUp and Mr. Lapidus is currently the Senior Portfolio Manager and Vice-President of Sales, with a demonstrated history of working in the investment banking industry. Upon information and belief, PowerUp has been a provider of private capital serving in the bridge capacity for reporting companies which are fully compliant with the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78a, et seq., OTC Pink, QB, QX which seek to “up list” to a higher exchange. On further information and belief, Messrs. Kramer and Lapidus have been recognized for their skills and expertise in corporate finance, entrepreneurship, venture capital, due diligence, and mergers & acquisitions (hereinafter “M&A”).

19. Thus, in or about the summer of 2015, Mr. Grover was introduced to Steven Baritz, (hereinafter “Mr. Baritz”), then-CEO of the Company. In or about 2015, the Company was a Nevada corporation, and had its principal place of business at 4747-20 Nesconset Highway, Port Jefferson, New York 11776. The Parties entered into negotiations regarding the services and advice that the Plaintiff was able to provide to NSAV and reached an agreement to engage Mr. Grover with the Company as the “Director, Corporate Finance.”

C. Mr. Grover and NSAV Enter Into the Agreements and the Employment Offer

20. As a result of the introductions of Messrs. Lapidus and Kramer, on or about July 28, 2015, the Plaintiff and Defendant NSAV entered into a Non-Circumvent and Non-Disclosure Agreement, (hereinafter the “Non-Circumvention Agreement” or the “NC/NDA”) memorializing the arrangement of Negotiations, including Non-circumvention, Non-Disclosure, and Confidentiality between Steven Baritz d/b/a “Net Savings Link, Inc” and Vikram Grover. A true copy of the Non-Circumvention Agreement between the Plaintiff and the Defendant NSAV is attached, restated and incorporated by reference herein as Exhibit A. The NC/NDA permitted Mr. Grover to engage and solicit third-parties, on a confidential basis, in order to negotiate a “Business Financial Transaction,” to the benefit of Defendant NSAV.

21. Thus, the Non-Circumvention Agreement provided, in pertinent part, that:

“The Parties agree not to disclose, reveal or make use of any information during discussion or observation regarding methods, concepts, ideas, products/ services, or proposed new products or services, nor to do business with any of the revealed contacts without the written consent of the introducing party or parties. This includes the security and integrity of the disclosing parties [sic] crucial business information, customers, process, and procedures including trade and brand names and all copyrighted material.”

Exhibit A, at p.1.

22. The NC/NDA also provided a “penalty” provision as protection to the Plaintiff to ensure that Defendant NSAV did not “circumvent” its obligations to compensate Mr. Grover for his efforts and network of contacts in the investment community. As a result, the Non-Circumvention Agreement further provided, in pertinent part, as follows:

“In case of circumvention …, the Parties agree and guarantee that they will pay a legal monetary penalty that is equal to the commission or fee the circumvented Party should have realized in such transactions, by the person(s) engaged on the circumvention on each occurrence, or the gross revenue realized by the circumventing party in each instance[,] whichever is greater. If either party commences legal proceedings to interpret or enforce the terms of THIS AGREEMENT, the prevailing Party will be entitled to recover court costs and reasonable attorney’s fees.”

Exhibit A, at p.2 (emphasis added).

23. On or about August 21, 2015, the Parties executed a consulting contract (hereafter the “Consulting Agreement” or the “Agreement”), memorializing the consulting and advisory terms and conditions of their business relationship. A true copy of the Agreement between the Plaintiff and the Defendant is attached, restated and incorporated by reference herein as Exhibit B.

5

24. The Agreement provides, in pertinent part, that,

“The purpose of this letter is to confirm the understanding and agreement (the ‘Agreement’) between Vikram P. Grover dba ‘IX Advisors’ (‘IXA’) and Net Savings Link, Inc. and its subsidiaries and affiliates (‘NSAV’ or the ‘Company’), regarding the employment of IXA by the Company as its Director, Corporate Finance with a compensation framework set forth herein:….”

Exhibit B, at p.1.

25. Pursuant to the contract, Mr. Grover was obligated to use “best efforts” to raise capital for NSAV. Id.

26. Under the Agreement, the Plaintiff agreed to provide services, in pertinent part, as follows:

“C) Merger, Acquisitions & Joint Ventures (‘MA&JV’). As part of its duties, IXA will assist management in its discussions with potential MA&JV candidates, which may include directly negotiating on the Company’s behalf and rendering independent opinions as to valuation and formulae, among other things. As part of its duties to assist in an MA&JV transaction, the Company will pay IXA a bonus for the amount paid or received in kind (PIK) in any transaction by and between the Company, the MA&JV candidate and or the surviving company (the ‘M&A Fee’) as follows:

-	5% of the first $5 million consideration,
-	3% of consideration between $5 - $10 million, and
-	1% of any consideration above $10 million.

Any potential MA&JV candidate introduced by IXA, with which the Company enters a closing, will fall under the M&A engagement. This fee shall apply to any strategic partnerships and take-private transactions as well.”

Id. at p.3.

27. For its part, the Company was further obligated to compensate the Plaintiff, in pertinent part, as follows:

“B) Bonus Payments & Expenses. NSAV agrees to pay the following bonuses to IXA for its services as follows:

1) Bonuses. For capital raising, compensation will be determined on a case-by-case basis based on industry standards.

2) Strategic Expansion Bonus. 5% of the Company’s fully-diluted shares outstanding, payable on closing of a MA&JV transaction with a private entity introduced by IXA that results in a change of control. This compensation will be in the form of Series B preferred shares and calculated using the post-merger capitalization table.

3) Compensation. To be paid on closing of a financing or MA&JV advisory transaction and/or on a case-by-case basis if due to other advisory work.”

Id. at p.1.

28. In Section I entitled “Term & Termination,” the Agreement further provided that the “term of IXA’s employment hereunder shall extend from the date hereof through December 31, 2015 (the ‘Expiration Date’) and will be automatically renewed on a monthly basis until canceled in writing by either party.” Id. at p.4. (emphasis added).

29. Additionally, pursuant to Section I, the Parties further agreed that,

“… IXA will be entitled to the bonuses set forth above in the event that at any time prior to the earlier of the termination of this letter and the expiration of IXA’s employment hereunder a Financing is consummated and the investor and its affiliates is [sic] on a list of potential investors provided to the Company by IXA at the time of termination or expiration and IXA had made efforts that led to an investment on behalf of the Company with respect to such investor(s) prior to termination or expiration, as appropriate. Further, in the event that a Financing or M&A transaction is completed with an investor, on the list described above, with respect to which IXA had made efforts that led directly to an investment or other substantive effort before such termination or expiration, whichever is earlier, IXA will be entitled to compensation on those investors ….”

Id. at p.4 (emphasis added).

30. The Agreement has never been terminated by either Party and has never expired, whether by a writing or otherwise.

6

31. The Agreement has been automatically renewed on a monthly basis and remains in force at the present time.

32. As a further result of the introductions of Messrs. Lapidus and Kramer, on or about August 21, 2015, the Company made an offer of employment to the Plaintiff (hereafter the “Employment Offer”), which Mr. Grover accepted and which memorialized the terms and conditions of the Plaintiff’s employ by NSAV. A true copy of the Employment Offer between the Plaintiff and the Defendant is attached, restated and incorporated by reference herein as Exhibit C.

33. The Company stated that its “letter [was] a formal offer to [the Plaintiff] to join Net Savings Link as Director of Corporate Finance.” Id. at p.1. Mr. Grover was to “report directly to Steven Baritz, CEO.” Id.

34. NSAV further detailed the employment offer to the Plaintiff, in pertinent part, as follows:

“In this role, you will work with strategic partners and new customers building new business avenues for Net Savings Link and its strategic partners, both in existing product arenas and in new directions. As such, you can provide critical insight to guide financing and marketing strategies, product development plans and business forecasts.”

Id.

35. The Defendant “envision[ed] three specific areas of responsibility [by Mr. Grover]:

“Financial projects and product development actions. In this role, your financial experience and knowledge will apply directly to the Company’s execution in capital raising. This will likely transcend both Net Savings Link’s internal organization and strategic partners. Contributions to existing projects as well as leadership of new projects are expected.

New business pursuits, especially in strategic relationships and mergers and acquisitions. In this role, three specific contributions are envisioned: (1) Expanding the company’s opportunities for capital raises. Convertible debenture and equity-linked capital will be a primary focus. (2) Relationships with other companies for channel development. Utilizing mergers and acquisitions to bolster Net Savings Link along with joint ventures and partnerships. (3) Actions to deliver further value from technology and capability acquired from a company we may merge into Net Savings Link later this year – Go Green LED.

Your involvement and engagement with partners and related development actions will be key to maximizing company growth, minimizing costs and leveraging key capabilities broadly. We expect this to include ongoing development and extension of the company’s product roadmap and strategy, notably for lead generation tools for our customers.”

Id. at pp.1-2.

36. Moreover, the Company provided the Plaintiff with his reporting and other assignments, as follows:

“As Director of Corporate Finance, your reporting is intended to facilitate your effective and efficient contributions to the Company. We anticipate that your immediate and significant contributions will be primarily financial advisory work. These will likely derive from your understanding of market requirements, and investors liaisons. Because these actions are primarily in capital markets, your primary reporting is to Steven Baritz, CEO. However, a critical part of your role will be identifying new venues for the company to accelerate sales growth, utilizing every element of our collective capability.”

Id. at p.2.

37. The Defendant indicated that the Plaintiff’s compensation would be “determined on a monthly basis based on performance,” and that, “[u]nder our framework,” Mr. Grover would “receive 5% of the diluted shares of NSAV [sic] payable on the closing of [the Company’s] strategic expansion with Go Green LED,” and that he may “also receive incentive stock options (ISOs) to purchase TBD amount shares [sic] of common stock.” Id. at p.2.

38. Finally, in “look[ing] to a long, productive, and enjoyable working relationship,” the Defendant noted that “[t]his at-will employment relationship cannot be changed except in a writing signed by an appropriate Company officer.” Id.

7

39. The Employment Offer and the employment relationship between Mr. Grover and the Company has never been terminated by either Party, whether by a writing or otherwise.

40. The Employment Offer and the employment relationship between Mr. Grover and the Company remains in force at the present time.

D.	Mr. Grover Introduces Defendants Tilton and Wilton to NSAV
And Performs Pursuant to His Employment and Under the Agreements

41. Beginning in or about August 2015 and thereafter in the succeeding months, the Plaintiff promptly began making substantial efforts in financial projects and product development actions on behalf of the Defendant. In his position as Director of Corporate Finance, Mr. Grover quickly applied his financial experience and knowledge directly to the Company’s execution in capital raising. The Plaintiff began making significant contributions to existing NSAV projects and provided leadership of new projects in the queue at the Company.

42. Furthermore, the Plaintiff engaged in multiple communications and introductions as to new business pursuits, including strategic relationships and potential M&A transactions with other companies or investors. Mr. Grover actively expanded the Company’s opportunities for capital raises, including considering and engaging in various possible transaction structures, including convertible debenture and equity-linked capital. These activities enhanced the Company’s opportunities for maximizing growth and ongoing development.

43. During this time period, the Plaintiff created numerous relationships between NSAV and other companies for channel development, thereby bolstering Net Savings Link, Inc.’s presence and profile for potential joint ventures and partnerships. Mr. Grover delivered significant value based on his background and expertise in telecom and infrastructure technology, thereby extending the Company’s roadmap.

44. For several months, the Plaintiff worked on a strategy of potential M&A transactions, which included potential change of control and/or a reverse merger with other strategic partners. Mr. Grover leveraged his contacts and relationships acquired over the years working on Wall Street as a financial analysist and an investment banker.

45. In short, the Plaintiff performed and exceeded in his performance under the terms and conditions of his employment and in accordance with the Agreement.

46. Beginning in or about the fall of 2015 and upon information and belief, the Plaintiff introduced James Tilton (hereinafter “Tilton”), allegedly a senior executive or employee of the Wilton Group in the United Kingdom, to the Company. Mr. Grover worked for months on potential change of control and reverse merger structures, including showing Baritz and the Defendants a variety of transactions and several deals. The Plaintiff’s efforts culminated in extended negotiations between and among Mr. Grover, Defendant NSAV, and Defendant Tilton, acting on behalf of Defendants CHIF, Wilton-Isle of Man, Wilton-UK and the Wilton Group.

47. The discussions between the Plaintiff and the Defendants were lengthy and protracted, as Mr. Grover discussed the financial structure, the requirement of “cleaning up” the Company’s past due SEC filings, in order to return to compliance under the reporting requirements of the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78a, et seq. The Plaintiff negotiated and engaged Tilton in contributing assets to NSAV, changing control, and addressing the outstanding debts and liabilities of the business, including but not limited to the NSAV accounting and audit requirements, and legal fees required to become SEC reporting compliant. The Parties also discussed the preparation of a SEC Schedule 14C, which sets forth the requirements for SEC-reporting companies whose shareholders approve an action by written consent, such as name changes, stock splits, domicile changes, reverse mergers, corporate reorganizations, and other events that require a shareholder consent.

48. Solely as an example, on or about November 7, 2015, the Plaintiff emailed and communicated with Tilton and Baritz regarding the prospective “cap table” and an anticipated Schedule 14C for the anticipated transaction, and Tilton stated, in pertinent part, as follows:

“Steven and Vik,

I am sure we can do something with the debt. Either pay it all at once or part first and the rest asap. I’ll let Bruce deal with that. For my part, Steven, you were worried about our commitment. Wilton Group’s accounting and legal staff will do the 10Q immediately to get back to current again. For the auditing and legal, we will keep old friend John Malone and Bruce seems to like Conrad. We will commit in writing to do something with the company and put in something of substantial value. We will file an application with OTCQB as soon as we are qualified.

We will formalize the deal with you and Vik to make sure you are compensated and protected. Again, Wilton Group is a licensed investment banker in the U.K. and licensed auditors, tax advisers, accountants in the UK, Ireland, Isle of Man, Dubai, etc.. [sic] We are fully insured internationally. If we ever even attempted to not abide by a contract with a public company, even and especially in the U.S., this would put our whole international group at risk. You are in good hands with us.

Let’s start the documentation Monday, regardless of how Bruce’s talk with JR goes. I will be available by email all weekend. However, I may not be able to reply for a few hours.

Thanks.

James”

Email Thread, dated November 7, 2015, at p.2, as attached, restated and incorporated by reference herein as Exhibit D (emphasis added).

49. Solely as a further example, on or about November 7, 2015, the Plaintiff emailed and communicated with Tilton and Baritz regarding the scope of the anticipated transaction, and Mr. Grover responded, in pertinent part, as follows:

“You can’t get control of the vehicle (i.e., NSAV) without us knowing what’s going in.

That won’t work.”

Email Thread (Exhibit D), at p. 1.

8

50. In response to this email from the Plaintiff, on or about November 7, 2015, Tilton responded, in pertinent part, as follows:

“Vik,

I think I sent you the complete details of the two pension companies we own. We are planning a role up of some of the 90 or so mom and pop pension companies in the UK.

I also told you that we may put in some of the Wilton companies that are related to financial services. We are building a financial services company, not only a pension company. All of our companies are audited according to UK GAAP, which is similar to US GAAP. Of course, John Malone will have to consolidate with NSAV, but as Steven said, we have until the end of February or the middle of March with the extension for the 10K.

Hope the above helps.

Thanks.

James”

Email Thread (Exhibit D), at p. 1 (emphasis added).

51. Thereafter, on or about November 7, 2015, the Plaintiff emailed and communicated with Tilton and Baritz regarding the scope of the anticipated transaction, and Mr. Grover responded, in pertinent part, as follows:

“Ok, can you resend please, thanks, sounds good, would like to see something binding though, you can’t get a $5MM note and control of the vehicle without proper consideration, Steven and I would be sued by shareholders.”

Email Thread (Exhibit D), at p. 1 (emphasis added).

52. On or about November 7, 2015, Defendants Tilton and Wilton Group responded and represented, in pertinent part, as follows:

“Vik and Steven,

I think to make these companies part of NSAV officially, they have to be audited by John Malone and a consolidated 8K must be filed. That is why it is good we have until February or March to file the 10K.

I’m not sure what you mean by binding. We can have a contract and to protect you and Steve, it states that if after the audit something is not quite right, Wilton can stipulate to replace these companies with something of equal or greater value.

Please remember, we will be spending money from day one for the 10Q, the audit, $ 15K to join OTC Markets QB, IR, settling the debt, etc.. [sic] In addition, you guys will have your deal in place.

We (Wilton Group http://www.wiltongroup.com) own these companies.

In time we could possibly put in several other related businesses that Wilton owns.

Two pension fund companies in England. They manage combined assets of $ 1 billion. As I told you, they are similar to an IRA and not a 401K.

Please see the attached documents which relate to Hartley SAS Ltd and The Lifetime SIPP Company.

1. Business Plan (HSAS)

2. Business Plan (TLSC)

3. Summary of the background to the Lifetime SIPP

4. Financial projections (low growth)

5. Market Commercial report

Thanks.

James”

Email Thread (Exhibit E), at p. 1 (emphasis added).

53. In response to a further email from the Plaintiff, on or about November 8, 2015, Tilton stated, in pertinent part, as follows:

“Vik,

On the conference call Friday, you mentioned the other company Charles told me about, HDSI and that it traded over 400,000,000 shares Friday. I went to the OTC Markets profile and disclosure pages. I didn’t see any recent news or deals made with the company.

Question, has it been sold or is it still available?

As I mentioned, we have thousands of corporate clients at Wilton Group and at least a couple of hundred who might be right for a U.S. listing.

Let me know.

Thanks.

James”

9

Email Thread (Exhibit F), at p. 2 (emphasis added).

54. On or about November 8, 2015, the Plaintiff emailed and communicated with Tilton and Baritz regarding the scope of the anticipated transaction, and Mr. Grover responded, in pertinent part, as follows:

“No its under contract see CMGO news

For NSAV we need to have info on what you’re putting in asap so we can paper this up”

Email Thread (Exhibit F), at p. 2 (emphasis added).

55. In response to this email from the Plaintiff, on or about November 8, 2015, Tilton stated, in pertinent part, as follows:

“Vik,

I thought I sent you the pension info again yesterday and also to Steven, who said he’d review it. Besides those two companies, I mentioned other subsidiaries of our group that could go in. That will all happen in time.

In the same email I gave you my idea how to do the contract. Briefly again, Malone and Bailey will have to audit the two pension companies for a consolidated 8K. That will cost a lot of money as they are in the U.K. No problem, we expected that to be an expense. I can’t justify that much money until after the deal is done.

As I said yesterday, if after the audit is done on the pension companies and if something is amiss, we guaranty to replace it with something of equal or greater value. The above is the easy part. What’s difficult is knowing how long FINRA (if ever) takes to approve the reverse. Then there is the debt. If any investor (non-affiliate) we know buys say $ 50K of the debt, they will insist that the share increase goes ahead. At the same time we must tie up the remaining debt ($130K? or so), so the old lenders don’t convert and as you guys said, flood the market with shares.

Question, I have never been involved in anything remotely connected to a sub-penny deal. What I do know, from my own experience, is that some brokerage firms won’t take, clear, allow you to by [sic] or sell many of these lower priced stocks. We had the same problem with Fidelity with a stock which was many times more than a penny. When our investor buys the debt, he will certainly ask these questions. As Steven mentioned some shares were recently sold, I take that as an indication that there are firms who will clear and allow one to sell NSAV shares that come in the form of a certificate with no restrictive legend on it.

In addition, I don’t know if HDSI and NSAV are in the course of your regular business or they just come along once an awhile. I say that because we have an endless supply of clients that can go to OTCQB, QX or Nasdaq.

Hope the above helps and tell me what else you need to start the paperwork.

Thanks.

James”

Email Thread (Exhibit F), at p. 1 (emphasis added).

56. Thereafter, on or about November 8, 2015, the Plaintiff emailed and communicated with Tilton and Baritz regarding the scope of the anticipated transaction, and Mr. Grover responded, in pertinent part, as follows:

“Ok we have to have a timeline [sic] to understand how it all goes down and there would have to be two phases to the deal then, phase I is Steven assigned you control and we are protected each on the 2%, and we agree based on unaudited numbers, but there has to be some transaction to justify step two which would be the $5MM note for 50BN shares etc. I suppose that could work.

Steven what are your thoughts?

But in any event we can’t just give control without some sort of timeline and understanding of what goes in, subject to closing adjustments.

Vik”

Email Thread (Exhibit G), at p. 1 (emphasis added).

57. In response to this email from the Plaintiff, on or about November 8, 2015, Tilton acknowledged that the Parties had “[a]greed,” and stated, “[l]et’s agree that it will be the 2 pension companies.” Additionally, Tilton wrote, “Again, I am happy to put in a clause that if something is amiss after the audit or for some reason (it will never happen) it can’t be audited, we guaranty to replace them with another business or company of the same or greater value. Id. (Exhibit H).

10

58. In sum, on or about November 8, 2015, Tilton stated, in pertinent part, as follows:

“Vik,

Agreed.

Let’s agree that it will be the 2 pension companies. You have all their info. The timeline is slightly tricky. We have the consolidated audit from Malone and Bailey. I can’t imagine it wouldn’t be finished by the time the 10K is due at the end of February or mid-March with the extension.

Then, there is the issue of the debt. As Bruce knows this firm and does business with them, it should be okay and it surely will be well before the 10K is due.

Finally, the reverse. We plan to get this on OTCQB as soon as the audit is done. Even in the cleanest of circumstances, FINRA does what they like. All of that said, we can use the 10K (with extension) as the date for the audit of the two pension companies.

Again, I am happy to put in a clause that if something is amiss after the audit or for some reason (it will never happen) it can’t be audited, we guaranty to replace them with another business or company of the same or greater value.

Those are the basics. I leave it to you to come up with something suitable to all. Please remember one thing guys, we have to be protected too. From day one, we and our non-affiliated investors are spending tens of thousands of dollars or committing to.

Thanks.

James”

Email Thread (Exhibit H), at p. 1 (emphasis added).

59. On or about November 8, 2015, the Plaintiff emailed and responded to Tilton and Baritz, stating, in pertinent part, as follows:

“As for a reverse stock split, that will be up to you guys to do in 2016, obviously needs to be done but should be done with some sort of event like an institutional raise and uplist”

Email Thread (Exhibit H), at p. 1 (emphasis added).

60. On or about November 9, 2015 and after Defendant Tilton inquired as to what was “need[ed] to push this along,” the Plaintiff responded, “Yes tell us exactly what you are putting into NSAV in return for control of the vehicle [i.e., NSAV] as I outlined in the cap table.” Email Thread (Exhibit I), at p. 1 (emphasis added).

61. Defendant Tilton, on behalf of himself and Defendants Does and Wilton Group, asserted that, while they “don’t mind putting in the time, but I need to know where we stand? I’m part of a big group with a long track record of success. We are not KBM [i.e. PowerUp] for sure. In addition, we will be spending hard cash from day one.” Email Thread (Exhibit J), at p. 1 (emphasis added).

62. Later that day, on or about November 9, 2015, Defendants Tilton and Wilton Group provided a follow-up email to the Plaintiff, stating, in pertinent part:

“Vik,

Spoke to JR and we are still at the $ 180K figure including the warrants. He did indicate he is willing to deal and asked me for a counter number. I told him I’d get back to him. See what you can get him down to including the warrants, meaning if he will go down below $ 180K if we pay them all at once.

One thing we all agreed on, it makes no sense to pay part. It’s all or nothing. The only other issue is the buyer of the debt has to be a none affiliate.

Let’s do the deal as we discussed. I can’t even think of paying the debt before I have control and certain that this company will get past FINRA and OTCQB will accept us. With the other financial service businesses in Wilton, I was told we qualify for Nasdaq small cap.

Off to bed now. Please come up with something and we can go further tomorrow.

Thanks.

Cheers.

James”

Email Thread (Exhibit K), at p. 1 (emphasis added).

11

63. On or about November 10, 2015, the Plaintiff responded to Tilton and Baritz, emailing, in pertinent part, as follows:

“There needs to be two documents, 1) a strategic expansion agreement where Steven transfers control of the company to you in the Series A and whereby we are issued out B and common shares for what will become 2% each post merger, and 2) an APA or stock purchase agreement to merge your business(es) into NSAV to get the 90/10 control outlined in the cap table (which does not include stock options which will boost you guys to 92-93% pre-financing).

Simultaneous to (1) you exercise an agreement to buy the KBM / Asher debt for $180K. That can close on phase (2) but would also be a binding contract.

He cannot just give you control without all of this agreed to. There can be some closing adjustment on (2) based on working capital, audit, or other.”

Email Thread (Exhibit K), at p. 1 (emphasis added).

64. Later in that day, on or about November 10, 2015, Defendants Tilton provided a one (1) word reply email to the Plaintiff, and said, “Agreed.” Email Thread (Exhibit L), at p.1.

65. On or about November 12, 2015, Mr. Grover emailed the Defendants and asked,

“Can we get an update on your interest and timeline tomorrow? I believe Steven wants to get proposals in by Friday so he can make an informed decision with his Board by Monday.”

Email Thread (Exhibit M), at p. 1.

66. Later that day, on or about November 12, 2015, Defendants Tilton sent a reply email to the Plaintiff, in pertinent part, as follows:

“Vik,

We are ready to sign now. As soon as we sign, I will do the 10Q, either with your CPA or our accounting department in London. I will also discuss the consolidated 8K with Malone and Bailey and work out the back fees with him, as well as with Conrad.

The money to buy KBM’s debt and warrants is in the bank and ready to go according to the schedule you sent me.

I also wanted to discuss the IR possibilities with you.

Steven [Baritz] has to decide if he wants to go with a worldwide group like ourselves or a local company, who may or may not have the funding and expertise to go make this work.

Thanks.

James”

Email Thread (Exhibit M), at p. 1 (emphasis added).

67. After additional discussion as to whether the Parties would include a Chinese company as part of the transaction, thereafter, on or about November 12, 2015, Defendants Tilton emailed the Plaintiff, as follows:

“Vik,

I didn’t say no. I only said this was the first time you mentioned it. I believe you mentioned a phone call to the management in your timeline. Please review your timeline again.

Step 2 is when the company officially goes inside and the loan must be paid.

Maybe we can do a step 1 that allows me to get this thing cleaned up and spend money, but also protects Steven and you as well.

Maybe a rescission clause (mutual?). Remember , any money we put in can’t be lost if the deal doesn’t work unless we do something wrong or misrepresent something.

We need to close this thing before my partners lose focus.

Thanks.

James”

Email Thread (Exhibit N), at p. 1 (emphasis added).

68. Between in or about November 2015 and December 2015, the Plaintiff and the Defendants continued to finalize the terms and conditions of the transaction between NSAV and the Defendants. On or about December 9, 2015, the Parties attended a conference call with Bruce Blechman (hereinafter “Mr. Blechman”) of Consultants Worldwide, LLC and hammered out the business deal and reached an agreement.

12

69. On or about December 10, 2015, the Plaintiff sent an email to the Defendants and to Mr. Blechman, stating, “[g]lad we sorted things out, please send me those comments so when I get to my desk tomorrow morning I can bang out the LOI with changes and circulate it.”

Email Thread (Exhibit O), at p. 2 (emphasis added).

70. In response to the Plaintiff’s email, also on or about December 10, 2015, Defendants Tilton replied, in pertinent part, as follows:

“Vik,

Here are the changes, as best as I can recall. As we agreed, we must use the phrase best efforts, as the filings are not totally under are [sic] control, especially during the holidays.

1) The August 10Q, I put January 18 instead of the 15th, since the 18th. is a Monday and in this business, usually the auditors work on weekends, so it gives us an extra couple of days.

2) We agree to pay KBM the first payment of $ 60K within 2 weeks of the August 10Q being filed. International wires can take only a few hours, but the banks will only guaranty 5 business days. Plus add our internal paperwork and transfers. In reality, it will only be a couple of days and not two weeks.

3) The 10K will be filed no later than the extension date, which is March 14 (or 105 days after the November 30 fiscal year ends).

4) The final payment of $ 120K to KBM will be made within 30 days of the 10K being filed. In reality it will be much quicker.

5) We fully expect regulatory approval for the two pension companies going into NSAV and Malone’s audit revealing no substantial difference between our UK GAAP financial, however, as we agreed, a clause MUST be in that says if for WHATEVER reason the two pension companies can’t go in NSAV, Wilton has 90 days to put in something of equal or greater value. This is very important. This will NOT effect [sic] our commitment to pay KBM, pay the payable’s and keep NSAV current.

6) If we default on point 5, we will return control of NSAV (I guess via the preferred shares) within 5 business days, as long as we are paid back whatever money we have advanced NSAV for payable’s, accounting, auditing, legal, Nevada, transfer agent and KBM. I know this may seem unfair, but we can’t foresee what the U.K. regulators will decide on NSAV owning the pension companies and is U.S. GAAP and U.K. GAAP are exactly the same and we may have close to $ 300K in the deal by then and we can’t lose it. My partners won’t go for it. Don’t worry, I have many more possible replacements for the pension companies, including possibly a company doing $ 50 million in revenue.

7) Wilton reserves the right to conduct complete due diligence upon signing this LOI.

8) Finally, a clause stating that Wilton own 100% of the two pension companies.

That should do it. I think Conrad will review it even before I pay him, as he and I got along quite well.

Thanks.

James”

Email Thread (Exhibit O), at p. 1 (emphasis added).

71. Throughout these negotiations and discussions, the Plaintiff acted in a good faith understanding that the Defendants would honor their express “agreements” and “guaranty,” to his detriment.

E.	The Defendants Circumvent Plaintiff and Buy NSAV Shares From
Steven Baritz in a Change of Control Transaction for Defendant NSAV

72. In or about December 2015, the Plaintiff and Defendants NSAV, Tilton, CHIF, the Wilton Group and the John Does, and together with then-CEO Steven Baritz, agreed to the material terms and conditions of the contract and duly entered into the contract between and among themselves, and as to those subsidiaries, affiliates, and/or “alter egos” and/or other entities subject to their beneficial ownership and control, including but not limited to Defendant CHIF.

73. On information and belief, and unbeknownst to the Plaintiff, on or about December 31, 2015, then-CEO Baritz and the Defendants entered into an agreement, with CHIF as the Wilton-controlled subsidiary, affiliate, “alter ego” and/or other entity subject to the beneficial ownership and control of Defendants Tilton and/or the Wilton Group, to purchase Baritz’s block of NSAV shares, and thereby cause a change of control.

13

74. In or about December 2015 and thereafter, the Defendants and Baritz did fraudulently concealed the transaction from the Plaintiff in which Defendants Wilton Group, Tilton and/or CHIF purchased the controlling shares of NSAV from then-CEO Baritz as majority shareholder.

75. As provided by 735 ILCS § 5/13-215, Defendants NSAV, Tilton and Wilton Group fraudulently concealed the purchase from Baritz of NSAV shares representing a controlling interest in NSAV, and failed to timely inform or apprise the Plaintiff of the purchase of NSAV securities or the change of control.

76. On or about June 17, 2016, Defendant NSAV filed a Form 8-K with the SEC, including but not limited to Exhibit 10.1. See CHIF Form 8-K, dated June 17, 2016, as attached, restated and incorporated by reference as Exhibit P.

77. In Item 1.01, entitled “Entry Into a Material Definitive Agreement,” Defendant NSAV’s Form 8-K filing with the SEC, stated, in pertinent part, as follows:

“On January 26, 2016, we entered into an agreement with China Food and Beverage Company (hereinafter ‘CHIF’) wherein it was agreed that our president, Steven Baritz, would transfer 5,000,000 restricted shares of Series A Preferred stock to CHIF or its nominee in consideration of: (1) CHIF paying certain fees to the Nevada Secretary of State; (2) CHIF assuming and paying certain outstanding obligations to third parties on our behalf; and, (3) CHIF on our behalf would fulfill certain outstanding obligations owed to KBM Worldwide (hereinafter “KBM” ). The 5,000,000 Series A Preferred Shares being transferred from Steven Baritz constituted 62.69% of our voting control and therefore, CHIF, or its nominee would assume voting control of us.”

See NSAV Form 8-K (Exhibit P), at p. 2 (emphasis added).

78. In Item 5.01, entitled “Changes in Control of the Registrant,” Defendant NSAV’s Form 8-K filing with the SEC, stated, in pertinent part, as follows:

On February 9, 2016, our former sold officer and director [sic] transferred 5,000,000 restricted shares of Series A Preferred stock to James Tilton. Each Series A Preferred share has 1,000 votes and constituted 62.69% of our voting control and therefore, Mr. Tilton assumed control of us.

On February 12, 2016, our board of directors issued 25,000,000 restricted shares of our Series A Preferred Stock to James Tilton for funds paid by Mr. Tilton. As a result of the foregoing issuance, Mr. Tilton owned a total of 30,000,000 restricted shares of our Series A Preferred Stock an [sic] controlled 90.90% of our voting power.

Mr. Tilton does not own any shares of our Common Stock.”

See NSAV Form 8-K (Exhibit P), at p. 2 (emphasis added).

79. In Item 5.02, entitled “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,” Defendant NSAV’s Form 8-K filing with the SEC, stated, in pertinent part, as follows:

“On January 23, 2016, James Tilton was appointed to our board of directors. Thereafter Steven Baritz resigned as a director. On the same date, James Tilton was appointed by our board of directors to replace Steven Baritz as our president, principal executive officer, secretary, treasurer, principal financial officer and principal accounting officer. At the time of Mr. Baritz’s resignation as a director and when he was replaced as an officer, Mr. Baritz did not have any disagreements with us relating to our operations, policies or practices….”

See NSAV Form 8-K (Exhibit P), at p. 2 (emphasis added).

80. In Exhibit 10.1 to the NSAV Form 8-K, entitled “Binding Change of Control Agreement,” Defendant NSAV attached its binding agreement with Defendant CHIF, as an affiliate and alter ego of Defendants Tilton, Wilton-Isle of Man, Wilton-UK and the Wilton Group, and which set forth, at length, the details of the Defendants’ contract as to the change of control of Defendant NSAV. See NSAV Form 8-K (Exhibit P), at pp. 14-17.

81. In Exhibit 10.1 to the NSAV Form 8-K, entitled “Binding Change of Control Agreement,” Defendants NSAV, CHIF, Tilton, Wilton-Isle of Man, Wilton-UK and the Wilton Group, together with Baritz, and in accordance with the Plaintiff’s Agreement and his employment with Defendant NSAV, agreed as follows:

“… Steven Baritz and Vikram Grover will each be issued three hundred eighty-seven million, five hundred thousand (387,500,000) Series B preferred shares and $50,000.00 in debentures paying 0% interest, convertible into 1.25% of the fully-diluted shares outstanding of the entity at any time for a period of 18 months from closing, and having an 18-month maturity ….”

See NSAV Form 8-K (Exhibit P), at p. 14 (emphasis and bold added).

14

82. In Exhibit 10.1 to the NSAV Form 8-K, entitled “Binding Change of Control Agreement,” Defendants NSAV, CHIF, Tilton, Wilton-Isle of Man, Wilton-UK and Wilton Group, together with Baritz, and in accordance with the Plaintiff’s Agreement and his employment with Defendant NSAV, agreed that, “[t]his Change of Control Agreement is binding on all parties.” See NSAV Form 8-K (Exhibit P), at p. 17 (emphasis added).

83. On or about September 19, 2017, Defendant NSAV updated, via OTC Markets, its filings with the SEC, and filed an “Annual Report” for 2015 and 2016. See NSAV’s “Annual Report,” filed with OTC Markets on or about September 19, 2017, as attached, restated and incorporated by reference as Exhibit Q.

84. The Defendant’s SEC filing stated, in pertinent part, as follows:

“3. Related Party Transactions

The Company accrued wages for its current President and CEO at a rate of $120,000 per year. As of November 30, 2016 and 2015, the Company owed a total of $257,564 and $133,126, respectively, to the current and predecessor President and CEO of the Company for back due wages.

Upon his taking over of the Company in January 2016, the Company began accruing $1,000 per month for office rental and supplies from its President and CEO. As of November 30, 2016, there is $9,000 due under this arrangement.

During March 2015, the company issued 3,500,000 shares of Series A Preferred Stock to its former President and CEO in exchange for $67,000 in back due wages and $2,000 in a short-term note. The stock was valued at the higher of the market price of the common stock on the date of issue or the value of the wages and short-term note amount, recognizing additional compensation expense of $631,000.

During February 2016, the President and CEO of the Company purchased 25,000,000 shares of preferred stock series A for cash of $250.”

NSAV Annual Report (Exhibit Q) at pp.8-9 (emphasis added).

85. There can be no dispute that the purchase of the NSAV securities by Tilton and/or CHIF from CEO Baritz, caused a change of control as to the Defendant, Net Savings Link, Inc.

86. There can be no dispute that upon the purchase of the NSAV securities by Tilton and/or CHIF from CEO Baritz and the NSAV change of control, the Plaintiff had, and continues to have, the right to not less than the greater of Three Hundred – Eighty – Seven Million – Five Hundred Thousand (387,500,000) NSAV shares of Series B stock, convertible into freely tradeable shares of NSAV common stock, or five (5.00%) percent of the issued shares of Defendant Net Savings Link, Inc., as well as a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock).

87. There can be no dispute that the Defendants, jointly and severally, breached the Agreement and the terms and conditions of the employment of Mr. Grover by failing to compensate him or to issue Three Hundred – Eighty – Seven Million – Five Hundred Thousand (387,500,000) NSAV shares of Series B stock, convertible into freely tradeable shares of NSAV common stock, or five (5.00%) percent of the issued shares of Defendant Net Savings Link, Inc., as well as $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), as required.

88. There can be no dispute that the Defendants fraudulently concealed purchase of the NSAV securities and the change of control by Defendants Tilton and/or CHIF, as alter egos of Defendants Wilton-Isle of Man, Wilton-UK and the Wilton Group.

89. There can be no dispute that the Defendants, jointly and severally, singly and in concert, breached the Agreement with Mr. Grover by refusing and failing to issue and to deliver Three Hundred – Eighty – Seven Million – Five Hundred Thousand (387,500,000) NSAV shares of Series B stock, convertible into freely tradeable shares of NSAV common stock, or five (5.00%) percent of the issued shares of Defendant Net Savings Link, Inc., as well as a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock) , as required.

90. There can be no dispute that the Defendants, jointly and severally, singly and in concert, failed to compensate and pay wages to Mr. Grover by refusing and failing to issue and to deliver Three Hundred – Eighty – Seven Million – Five Hundred Thousand (387,500,000) NSAV shares of Series B stock, convertible into freely tradeable shares of NSAV common stock, or five (5.00%) percent of the issued shares of Defendant Net Savings Link, Inc., as well as a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock) , as required.

15

F. Defendant NSAV Announces the Launch of a “Cryptocurrency Exchange”

91. Since the execution of the Agreement, the Binding Change of Control Agreement, and the change of control to the benefit of the Defendants, NSAV has announced a new direction of the Company, with a focus on blockchain and the formation of a “cryptocurrency exchange.”

92. Upon information and belief, an “exchange,” is defined as

“The term ‘exchange’ means any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.”

15 U.S.C. §77c(a)(1); see also 17 C.F.R. § 240.3b-16

93. On or about July 25, 2017, the U.S. Securities and Exchange Commission issued its Report of Investigation Pursuant to Section 21(a) of the Securities Exchange Act of 1934: The DAO (Exchange Act Rel. No. 81207) (July 25, 2017) (the “DAO Report”). In the DAO Report, the Commission advised that a platform that offers trading of digital assets that are securities and operates as an “exchange,” as defined by the federal securities laws, must register with the SEC as a national securities exchange or operate pursuant to an exemption from registration.

94. In the DAO Report, the SEC also indicated that under Section 3(a)(10) of the Exchange Act, a security includes “an investment contract.” See 15 U.S.C. § 78c(a)(10). An investment contract is an investment of money in a common enterprise with a reasonable expectation of profits to be derived from the entrepreneurial or managerial efforts of others. See SEC v. Howey, 328 U.S. 293, 301 (1946).

95. Upon information and belief, a “cryptocurrency exchange” is a digital asset trading platform that meets the definition of an “exchange” under the federal securities laws. The digital asset trading platform often displays a limit order book that matched the orders of multiple buyers and sellers in digital assets, including digital assets that were investment contracts under Section 3(a)(10) of the Exchange Act and therefore securities. See, e.g., In re: Poloniex, LLC, Securities Exchange Act of 1934 Release No. 92607 (August 9, 2021)

96. On or about July 12, 2021, Defendants NSAV and Tilton issued the following news release and announcement:

“NSAV ANNOUNCES AUGUST 9, 2021 LAUNCH DATE FOR ITS CRYPTOCURRENCY EXCHANGE Press Release | 07/09/2021

London, England, July 12, 2021 (GLOBE NEWSWIRE) — Net Savings Link, Inc. (OTC: NSAV), a cryptocurrency, blockchain and digital asset technology company, today announced that its Cryptocurrency Exchange will launch on August 9, 2021. The Company will own 100% of the exchange and it will carry the NSAV brand name. The project is well under way and additional details and updates will be announced on a weekly basis.

The management of NSAV and its partners are pioneers in the Digital Asset and Blockchain industry. The team is led by NSAV Director, Mr. Yuen Wong. Mr. Wong is also the CEO of LABS Group Limited https://labsgroup.io, the worlds first end to end Blockchain powered real estate investment ecosystem and powered by the LABS ecosystem token through decentralized finance (DeFi) and governance.

Mr. Wong is also a Managing Partner at Bitmart Cryptocurrency Exchange https://www.bitmart.com. BitMart is a premier global digital asset trading platform with over 2 million users worldwide and ranked among the top crypto exchanges on CoinMarketCap. Bitmart’s platform supports over 220 cryptocurrencies and has a 24 hour trading volume of approximately $2 Billion.

James Tilton, president of NSAV stated, I am thrilled that our long-awaited Cryptocurrency Exchange will soon become a reality. I sincerely hope that all NSAV shareholders are as excited as we are with today’s announcement.

NSAV’s vision is the establishment of a fully integrated technology company that provides turnkey technological solutions to the cryptocurrency, blockchain and digital asset industries. Over time, the Company plans to provide a wide range of services such as software solutions, e-commerce, advisory services, financial services and information technology.”

See NSAV Press Release, dated July 12, 2021 (emphasis added), as attached, restated and incorporated by reference herein as Exhibit R.

16

97. Further, on or about August 16, 2021, Defendant NSAV issued the following news release and announcement:

NSAV ANNOUNCES PLANS TO LAUNCH DECENTRALIZED CRYPTOCURRENCY EXCHANGE (DEX) WITHIN 45 TO 60 DAYS Press Release | 08/16/2021

London, England, Aug. 16, 2021 (GLOBE NEWSWIRE) — Net Savings Link, Inc. (OTC PINK: NSAV), a cryptocurrency, blockchain and digital asset technology company, today announced that it plans to launch a Decentralized Cryptocurrency Exchange (DEX) and have it fully operational and trading within the next 45 to 60 days. As with its Centralized Cryptocurrency Exchange (www.nsavexchange.com), the Company will own 100% of the exchange and it will also carry the NSAV brand name. With the launch of its DEX, this would give NSAV two cryptocurrency exchanges. The new management of NSAV believes that this move is the fastest and most efficient way for the Company to have a fully operational cryptocurrency exchange and obtain a share of the over $2 trillion global cryptocurrency market.

As previously announced, the Company anticipates having its NSAV Centralized Cryptocurrency Exchange trading within 90 days, subject to legal, regulatory and licensing issues. The Company’s cryptocurrency and blockchain attorney will ensure that NSAV fully complies with regulations implemented by the U.S. Congress and the SEC.

NSAV also announced that it is in negotiations on several Artificial Intelligence (AI) projects. The management believes in the chemistry between blockchain and AI and to that end, has onboarded a new Senior Vice President of Technology, Stanley Yu, in order to bolster its technology department. Stanley has over 30 years of senior corporate management experience. Stanley spent 10 years in senior technical and management roles at IBM research labs and SUN Microsystems. Stanley is also a partner at leading investment banking firm Silverbear Capital Inc. Silverbear Capital Inc. https://www.sbcfinancialgroup.com.hk/, a leading, global investment banking firm, will be advising NSAV on strategic matters relating to the Company’s cryptocurrency exchanges. Silverbear will also help guide NSAV in ensuring that its exchange is continually in compliance, given the rapidly increasing regulatory environment in the cryptocurrency industry.

* * *

Stanley Yu, Senior Vice President of Technology stated, ‘I am truly pleased and honored to be part of the NSAV team. The AI industry is growing at such a rapid pace. According to the latest research, the global AI market is estimated at USD 62.35 billion in 2020 and is expected to reach USD 93.53 billion in 2021. The global AI market is expected to grow at a compound annual growth rate (CAGR) of 40.2% from 2021 to 2028 to reach USD 997.77 billion by 2028. NSAV is poised and ready to enter the AI arena and believes this move will enhance shareholders value.’

Mr. Dato’ Sri Desmond Lim, Interim CEO and Senior Vice President of Cryptocurrency Operations for NSAV and Silverbear Capital partner stated, ‘I am thrilled to welcome Stanley to the team. His presence will no doubt add weight and expertise to the technical side of NSAV and be of great benefit to the AI projects that the Company is currently working on.’

NSAV’s vision is the establishment of a fully integrated technology company that provides turnkey technological solutions to the cryptocurrency, blockchain and digital asset industries. Over time, the Company plans to provide a wide range of services such as software solutions, e-commerce, advisory services, financial services and information technology.”

See NSAV Press Release, dated August 16, 2021 (emphasis added), as attached, restated and incorporated by reference herein as Exhibit S.

17

G. Public Trading in NSAV Shares Has Increased Volatility in Price and Volume

98. Between in or about 2017 and on or about February 10, 2021, the price of NSAV shares was generally less than $0.01 / share, with limited and volatile trading. Since on or about February 10, 2021 and with announcement of the launch of its “cryptocurrency exchange,” the price of NSAV has had dramatic and significant swings in price, with increased, fluctuating trading activity. Upon information and belief, on or about August 2, 2021, Defendant NSAV’s public shares traded at a high of $0.1493 / share, and at a low price of $0.1015 / share, on trading volume of approximately 287,500,000 shares. Upon information and belief, on or about September 3, 2021, however, NSAV’s public shares of its common stock traded at a high of only $0.0355/ share, and at a low price of $0.030611 / share, on a trading volume of approximately 78,972,750 shares.

99. A party seeking a preliminary injunction or specific performance, on a preliminary basis, must demonstrate: (1) a likelihood of success of the merits; (2) that is has no adequate remedy at law; and (3) that he will suffer irreparable harm if he is not granted the requested relief.

100. A plaintiff who has a remedy in damages is not barred from bringing an action for specific performance if the damages recoverable are the equivalent of the performance promised by the contract relied upon and the court may order specific performance if practicable.

101. The Plaintiff contends that he has a right to specific performance, i.e., compelling Defendant NSAV to issue him freely tradeable shares, on a temporary and preliminary basis to avoid him being unable to obtain complete relief where in monetary damages may not be available. Injunctive relief requiring performance of a contract may be granted where complete relief cannot be obtained by monetary damages, or where economic damages are impossible to accurately measure. It is within the judge’s discretion to determine if specific performance should be granted.

102. In sum, the Defendants breached their contracts with the Plaintiff, including but not limited to the Consulting Agreement, Non-Circumvention Agreement and the Binding Change of Control Agreement, and denied wages and compensation to the Plaintiff, while perpetrating a fraud upon Mr. Grover, who suffered as a consequence. The Defendants offered and sold NSAV securities to the Plaintiff, without ever delivering the same to Mr. Grover, and each Defendant is liable, jointly and severally, as a “controlling person.”

103. Moreover, the Defendants cannot dispute their obligations arising from the “Binding Change of Control Agreement,” as to which NSAV informed the investing public and represented to the SEC, as an agency of the federal government and as attached to the Defendant’s SEC Form 8-K, and as to which the Plaintiff is, and was, an intended third-party beneficiary.

104. At all relevant times and throughout, the Defendants have fraudulently concealed their activities, been unjustly enriched and exploited the opportunities which arose by and through the Plaintiff’s efforts, causing him to suffer further damages and injuries.

105. As a result of the fraudulent scheme of the Defendants, the Plaintiff has suffered irreparable harm and millions of dollars in damages, and, with a volatile and fluctuating public securities market for NSAV shares, continued lost profits and lost opportunities, to his detriment.

18

vI. violations of law

count i – specific performance / intended third-party
beneficiary of binding change of control AGREEMENT

(as to Defendants NSAV, CHIF, Wilton Group and John Does)

106. The Plaintiff reasserts Paragraphs 1 through 105 of the Complaint, together with Exhibits, and restates and incorporates them herein by reference.

107. On or about January 27, 2016, Defendants NSAV and CHIF, by and through its CEO, Defendant Tilton, executed and entered into the “Binding Change of Control Agreement.”

108. As executed by Defendant Tilton, Defendant CHIF represented and identified itself in the Binding Change of Control Agreement as a “Wilton Group affiliate” and entered into such contract as an affiliate and “alter ego” of Wilton-Isle of Man, Wilton-UK and the Wilton Group.

109. In the Binding Change of Control Agreement, CHIF, as a Wilton affiliate and alter ego, and NSAV agreed that “Steven Baritz and Vikram Grover will each be issued three hundred eighty-seven million, five hundred thousand (387,500,000) Series B preferred shares and $50,000.00 in debentures paying 0% interest, convertible into 1.25% of the fully-diluted shares outstanding of the entity at any time for a period of 18 months from closing, and having an 18- month maturity ….” See Exhibit P, at p.2 (emphasis added).

110. In third-party beneficiary contracts, a party (the promisor) promises to render a certain performance not to the other party (promise), but rather to a third person (beneficiary).

111. Intended beneficiaries are those who, under the contract, directly benefit from performance of the agreement.

112. As a matter of law, the parties to a contract must specifically intend to benefit the alleged intended third-party beneficiary by the contract.

113. At all times relevant herein, the Plaintiff, Vikram Grover, is, and was, an intended third-party beneficiary of the Binding Change of Control Agreement between NSAV and CHIF, a Wilton Group affiliate and alter ego.

114. Pursuant to the Binding Change of Control Agreement, the Defendants are required to cause NSAV to issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff.

115. As the Director of Corporate Finance, the Plaintiff performed his obligations to under the Agreement and in accordance with his duties as an employee of NSAV, in good faith.

116. The Plaintiff contends that the Defendants breached the Binding Change of Control Agreement, with the Plaintiff as an intended third-party beneficiary, as described herein.

117. As an intended third-party beneficiary of the Binding Change of Control Agreement, the Plaintiff has the right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff.

118. As a direct and proximate cause of the Defendants’ breaches of the Binding Change of Control Agreement, and as an intended third-party beneficiary, the Plaintiff has suffered irreparable harm, including but not limited to right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited to, loss of profits, interest, and other damages, injuries, and losses, to his detriment.

19

count Ii – breach of contract-

CONSULTING Agreement AND NON-CIRCUMVENTION AGREEMENT

(as to Defendants NSAV, CHIF, Wilton Group and John Does)

119. The Plaintiff reasserts Paragraphs 1 through 118 of the Complaint, together with Exhibits, and restates and incorporates them herein by reference.

120. On or about July 28, 2015, the Plaintiff and Defendant NSAV executed the Non-Circumvention Agreement, providing that NSAV would provide confidential and proprietary information to Mr. Grover in order to contact and solicit third-parties and negotiate a Business Financial Transaction.

121. On or about August 21, 2015, the Plaintiff and Defendant NSAV executed the Consulting Agreement, which confirmed the understanding and agreement between Vikram P. Grover and Net Savings Link, Inc. and its subsidiaries and affiliates, regarding the employment of the Plaintiff by the Company as its Director, Corporate Finance.

122. Defendants CHIF, Wilton-Isle of Man, Wilton-UK, the Wilton Group and John Does were subsidiaries, affiliates and/or “alter egos” of NSAV under the Agreement.

123. By the Agreement, the Parties established the “compensation framework” for the Plaintiff’s remuneration and compensation for his services in accordance with the Agreement.

124. Pursuant to the Agreement on behalf of Defendant NSAV, the Plaintiff introduced and negotiated with Defendants Tilton, CHIF, Wilton-Isle of Man, Wilton-UK and the Wilton Group and in accordance with his employment as Director of Corporate Finance.

125. The Plaintiff performed his obligations under the Agreement, and in accordance with his employment as Director of Corporate Finance, and in good faith.

126. Pursuant to the Consulting Agreement and at all relevant times, the Defendants are, and were, required to compensate the Plaintiff with “5% of the Company’s fully-diluted shares outstanding, payable on closing of a MA&JV transaction with a private entity introduced by [Mr. Grover] that results in a change of control.

127. Pursuant to the Non-Circumvention Agreement, the Parties “agree[d] and guarantee[d] that … [the Defendants] will pay a legal monetary penalty that is equal to the commission or fee the circumvented Party should have realized in such transactions, by the person(s) engaged on the circumvention on each occurrence, or the gross revenue realized by the circumventing party in each instance[,] whichever is greater.

128. Pursuant to the Non-Circumvention Agreement, the Parties agreed that in the event that a Party had to “commence[] legal proceedings to interpret or enforce the terms of [the Non-Circumvention Agreement] …, the prevailing Party [would] … be entitled to recover court costs and reasonable attorney’s fees.”

20

129. Pursuant to the Agreement, the Plaintiff’s compensation was required to be in the form of Series B preferred shares and calculated using the post-merger capitalization table.

130. Pursuant to the Non-Circumvention Agreement, a breaching Party was obligated to pay a “penalty” which was “equal to the commission,” to wit, an additional 5% of the Series B shares due to the Plaintiff under the Consulting Agreement.

131. On or about December 31, 2015, Defendants Tilton and/or CHIF, as a subsidiary, affiliate and/or “alter ego” of Wilton-Isle of Man, Wilton-UK and/or the Wilton Group, purchased a majority of NSAV shares from Steven Baritz, then-CEO of Defendant Net Savings Link, Inc.

132. Upon information and belief, Defendants Tilton and/or CHIF, as a subsidiary, affiliate and/or “alter ego” of Wilton-Isle of Man, Wilton-UK and/or the Wilton Group, provided Steven Baritz with consideration of $20,000.00 for the NSAV shares.

133. By the transaction between Defendant Tilton and then-CEO Baritz, Defendant Tilton and/or CHIF, as a subsidiary, affiliate and/or “alter ego” of Wilton-Isle of Man, Wilton-UK and/or the Wilton Group, thereafter owned a majority of the shares issued and outstanding of Defendant NSAV.

134. By the transaction between Defendant Tilton and then-CEO Baritz, a change of control occurred as to Defendant NSAV and thereby requiring the Defendants to compensate Mr. Grover and issue 5% of the shares outstanding, or, in the alternative, 387,500,000 NSAV shares, to the Plaintiff.

135. The Defendants fraudulently concealed and did not disclose the transaction between Tilton and/or CHIF, as a subsidiary, affiliate and/or “alter ego” of Wilton-Isle of Man, Wilton-UK and/or the Wilton Group, and then-CEO Baritz to Mr. Grover.

136. The Plaintiff alleges that the Defendants are liable for a breach of contract. A breach of contract is failure without excuse to perform a duty which is due under the contract. Additionally, the interpretation of a contract is a question of law, not fact. If the wording is not ambiguous, then the contract must be enforced according to its plain terms.

137. By their conduct described herein, the Defendants violated the Consulting Agreement and the Non-Circumvention Agreement, and have breached the Agreements with the Plaintiff.

138. As a direct and proximate cause of the Defendants’ breaches of the Consulting Agreement and the Non-Circumvention Agreement, the Plaintiff has suffered irreparable harm, including but not limited to right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and for his general, special, and consequential damages, including, but not limited to, loss of profits, interest, and other damages, injuries, and losses, to his detriment.

21

count III–breach of contract –

BINDING CHANGE OF CONTROL AGREEMENT

(as to Defendants NSAV, CHIF, Wilton Group and John Does)

139. The Plaintiff reasserts Paragraphs 1 through 138 of the Complaint, together with Exhibits, and restates and incorporates them herein by reference.

140. Defendants CHIF, Wilton-Isle of Man, Wilton-UK and the Wilton Group were subsidiaries, affiliates and/or alter egos of NSAV under the Agreement.

141. On or about January 27, 2016, Defendants NSAV, Tilton and/or CHIF, as a subsidiary, affiliate and/or “alter ego” of Wilton-Isle of Man, Wilton-UK and/or the Wilton Group, executed the Binding Change of Control Agreement.

142. Pursuant to the Binding Change of Control Agreement, the Defendants are required to cause NSAV to issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff.

143. As the Director of Corporate Finance of NSAV, the Plaintiff performed his obligations as related to the Binding Change of Control Agreement and in accordance with his duties as an employee of NSAV, in good faith.

144. The Plaintiff contends that the Defendants breached the Binding Change of Control Agreement, as described herein.

145. Under the Binding Change of Control Agreement, the Defendants are obligated to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff.

146. As a direct and proximate cause of the Defendants’ breaches of the Binding Change of Control Agreement, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

22

COUNT IV – BREACHES OF IMPLIED

COVENANT OF GOOD FAITH AND FAIR DEALING

(as to Defendants NSAV, CHIF, Wilton Group and John Does)

147. The Plaintiff reasserts Paragraphs 1 through 146 of the Complaint, together with Exhibits, and restates and incorporates them herein by reference.

148. It is well established in that every contract carries an implied covenant of good faith and fair dealing whereby the parties treat each other fairly and act in good faith and no party to the contract shall take any action to harm another party’s rights under the contract. The duty imposed by this “implied covenant of good faith and fair dealing” pertains to bad faith in the performance of a contract, not just in his execution or negotiation. Implicit in every contract is the requirement on faithfulness to an agreed upon common purpose and consistency with the justified expectations of the other party.

149. A breach of contract is the failure to perform for which legal excuse is lacking. As a matter of law, a contract existed, which the Company breached and failed to comply with the covenant of good faith and fair dealing. The law is clear - the Mr. Grover had a binding contract and the Defendants have no legal basis, as a matter of law, to avoid their obligations under the Consulting Agreement, the Non-Circumvention Agreement or under the Binding Change of Control Agreement, or the damages, including but not limited to damages which arose as a result from the breach of the Agreement, the Non-Circumvention Agreement and the Binding Change of Control Agreement.

150. The Defendants had a duty of good faith and fair dealing in their dealings with the Plaintiff and pursuant to the promises, contract, and statements made to the Plaintiff to induce him to enter into the Consulting Agreement and employment, and to provide his introductions, originations, negotiations skills and expertise to the Defendants in exchange for their promise to compensate him in accordance with the contracts.

151. Under the covenant, the Defendants were obligated to good faith performance of their obligations under the Consulting Agreement, the Non-Circumvention Agreement, and the Binding Change of Control Agreement with the Plaintiff, and to be faithful and consistent to the justified expectations of the Plaintiff.

152. As described above, the Defendants breached the implied covenant of good faith and fair dealing with the Plaintiff.

153. As a direct and proximate cause of the Defendants’ breaches of the implied covenant of good faith and fair dealing, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

23

count V – unjust enrichment

(as to All Defendants)

154. The Plaintiff reasserts Paragraphs 1 through 153 of the Complaint, together with the Exhibits, and restates and incorporates them herein by reference.

155. The Defendants illegally received benefits from the Plaintiff, as arising from their false and fraudulent statements and misrepresentations, and without providing equivalent value therefor.

156. The Defendants’ actions, courses of conduct, and omissions were wantonly, intentionally, and maliciously conducted against the Plaintiff, to his detriment.

157. The Defendants have been unjustly enriched by their actions and omissions, as described herein.

158. As a direct and proximate cause of the Defendants’ unjust enrichment, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

24

COUNT VI - TORTIOUS INTERFERENCE WITH

ADVANTAGEOUS BUSINESS AND CONTRACTUAL RELATIONS -

CONSULTING AGREEMENT / NON-CIRCUMVENTION AGREEMENT

AND EMPLOYMENT WITH DEFENDANT NET SAVINGS LINK, INC.

(as to Defendants Tilton, CHIF, Wilton Group and John Does)

159. The Plaintiff reasserts Paragraphs 1 through 158 of the Complaint, together with the Exhibits, and restates and incorporates them herein by reference.

160. At all times relevant herein, the Plaintiff had entered into the Consulting Agreement with Defendant NSAV, as executed by then-CEO Steven Baritz, and is, and was, employed as the Director of Corporate Finance of Defendant Net Savings Link, Inc.

161. The Plaintiff sought and attempted to maintain such advantageous business and contractual relations with Defendant NSAV and to create and generate new and further business opportunities with NSAV, in accordance with his Agreement and employment.

162. At all times relevant herein, the Plaintiff had advantageous business and contractual relations with the Defendant, Net Savings Link, Inc., and its then-CEO, Steven Baritz.

163. At all times relevant herein and to the present date, the Defendants intentionally, willfully and/or knowingly interfered with, and convince and encourage NSAV and its then-CEO to discontinue their business dealings with the Plaintiff and discontinue any business relationships between Mr. Grover and NSAV in the future.

164. The Defendants’ interference was intentional, malicious and/or improper in their motives, means and/or course of conduct.

165. The Defendants’ breaches and interference with the NSAV Consulting Agreement and Mr. Grover’s employment caused losses, damages, lost profits, and lost economic opportunity as sustained by the Plaintiff and to his detriment, and resulted in the unjust enrichment of the Defendants.

166. As a direct and proximate cause of the Defendants’ interference with the Consulting Agreement, THE Non-Circumvention Agreement and the Plaintiff’s employment with NSAV, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

25

COUNT VII - TORTIOUS INTERFERENCE WITH PROSPECTIVE

ECONOMIC ADVANTAGE WITH POWERUP AND THIRD-PARTIES

(as to All Defendants)

167. The Plaintiff reasserts Paragraphs 1 through 166 of the Complaint, together with the Exhibits, and restates and incorporates them herein by reference.

168. As a matter of law, to prevail on a claim for tortious interference with prospective economic advantage, a plaintiff must show: (1) a reasonable expectancy of entering into a valid business relationship; (2) the defendant’s knowledge of the expectancy; (3) an intentional and unjustified interference by the defendant that induced or caused a breach or termination of the expectancy; and (4) damage to the plaintiff resulting from the defendant’s interference.

169. At all times relevant herein, the Plaintiff had prospective business and economic advantage with Geneva Roth Remark Holdings f/k/a KBM Worldwide a/k/a PowerUp Lending Group and other third-parties.

170. The Plaintiff sought and attempted to maintain such prospective business and economic advantage with PowerUp and other third-parties, and to create and generate new and further business opportunities, in accordance with his NSAV Agreement and employment.

171. At all times relevant herein and to the present date, the Defendants intentionally, willfully and/or knowingly interfered with, the Plaintiff’s prospective business and economic advantage with PowerUp and other third-parties, and to convince and encourage PowerUp and third-parties to discontinue their business dealings and business relationships with Mr. Grover in the future.

172. The Defendants’ interference was intentional, malicious and/or improper in their motives, means and/or course of conduct.

173. The Defendants’ interference with the Plaintiff’s prospective business and economic advantage with Geneva Roth Remark Holdings f/k/a KBM Worldwide a/k/a PowerUp Lending Group and other third-parties caused losses, damages, lost profits, and lost economic opportunity as sustained by the Plaintiff and to his detriment, and resulted in the unjust enrichment of the Defendants.

174. As a direct and proximate cause of the Defendants’ interference with the Plaintiff’s prospective business and economic advantage with Geneva Roth Remark Holdings f/k/a KBM Worldwide a/k/a PowerUp Lending Group and other third-parties, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

26

COUNT VIII - ORAL CONTRACT –

PROMISSORY ESTOPPEL / DETRIMENTAL RELIANCE

(as to All Defendants)

175. The Plaintiff reasserts Paragraphs 1 through 174 of the Complaint, together with the Exhibits, and restates and incorporates them herein by reference.

176. By engaging in the conduct described herein, the Defendants breached their promises and assurances to the Plaintiff, upon which the Plaintiff reasonably relied, to his detriment.

177. By engaging in the conduct described herein, the Defendants are estopped from denying their promises and assurances to the Plaintiff.

178. As a direct and proximate cause of the Defendants’ breaches of their oral promises, by and through detrimental reliance and estoppel, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

27

COUNT IX - FRAUD AND DECEIT

(as to All Defendants)

179. The Plaintiff reasserts Paragraphs 1 through 178 of the Complaint, together with the Exhibits, and restates and incorporates them herein by reference.

180. The actions of the Defendants described herein constitute fraud and deceit, including but not limited to the following:

a) the Defendants made false representations of material facts, and/or omitted material facts with a duty of disclosure, knowing or having reason to know of their falsity;

b) the Defendants made said misrepresentations and omissions for the purpose of inducing reliance from the Plaintiff; and

c) the Plaintiff did rely upon said misrepresentations and omissions, to his detriment.

181. As a direct and proximate cause of the Defendants’ fraud and deceit, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

28

COUNT X - NEGLIGENT MISREPRESENTATION

(as to All Defendants)

182. The Plaintiff reasserts Paragraphs 1 through 181 of the Complaint, together with Exhibits, and restates and incorporates them herein by reference.

183. The conduct of the Defendants as described herein constitutes negligent misrepresentation in that the Defendants negligently provided the Plaintiff with erroneous and misleading information, and negligently omitted material information with a duty to disclose, to the Plaintiff’s detriment.

184. As a direct and proximate cause of the Defendants’ negligent misrepresentations, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

COUNT XI – VIOLATIONS OF ILLINOIS WAGE ACT/ 820 ILCS §§ 115/1.

(as to All Defendants)

185. The Plaintiff reasserts Paragraphs 1 through 184 of the Complaint, together with Exhibits, and restates and incorporates them herein by reference.

186. The Illinois Wage Payment and Collection Act (“IWPCA” or the “Act”), codified under 820 ILCS §§ 115/, applies to all employers and employees in the State of Illinois. 820 ILCS §§115/1, et seq.

187. Under the IWPCA, an “employer” includes “any individual, partnership, association, corporation, limited liability company, business trust, employment and labor placement agencies[] … or any person or group of persons acting directly or indirectly in the interest of an employer in relation to an employee, for which one or more persons is gainfully employed.” 820 ILCS §§115/2.

188. Under the IWPCA, employees who seek wage related claims are entitled to recover through a claim filed in a civil action. 820 ILCS §§115/14(a).

189. Under the IWPCA, the Plaintiff is entitled to “the amount of any such underpayments and damages of 5% of the amount of any such underpayments for each month following the date of payment during which such underpayments remain unpaid.” 820 ILCS §§115/14(a).

190. Liability under IWPCA extends to any officers of a corporation or agents of an employer, who knowingly permit such employer to violate the provisions of the Act and such Defendants will be treated as “employers” of the employee. 820 ILCS §§115/13.

29

191. In a civil action under the IWPCA, employees may also recover costs and all reasonable attorney’s fees. 820 ILCS §§115/13.

192. At all times relevant hereto, Defendant NSAV is, and was, an “employer” of the Plaintiff, Vikram Grover.

193. At all times relevant hereto, Defendant NSAV, by and through its then-CEO, Steven Baritz, delivered the Employment Offer to Mr. Grover, and made an offer of employment to the Plaintiff.

194. At all times relevant hereto, the Plaintiff accepted the Employment Offer, as delivered by then-CEO Steven Baritz of Defendant NSAV.

195. At all times relevant hereto, the Plaintiff is, and was, an employee of Defendant NSAV and is, and was, employed as the Director of Corporate Finance.

196. At all times relevant hereto, Defendant Tilton was an officer and authorized agent of Defendant NSAV, as the employer and is liable, jointly and severally, to the same extent as Defendant Net Savings Link, Inc.

197. At all times relevant hereto, Defendants CHIF, Wilton-Isle of Man, Wilton-UK and the Wilton Group are, and were, authorized agents, affiliates and “alter egos” of Defendant NSAV, as the employer and are liable, jointly and severally, to the same extent as Defendant Net Savings Link, Inc.

198. The Defendants have violated the IWPCA as referenced herein, in that inter alia, they delayed and failed to tender and deliver the freely tradeable shares of common stock of Defendant NSAV; failed to tender and deliver the $50,000.00 debenture, at the terms and conditions required therein; and failed to tender and deliver the payment of wages, commissions, severance pay, vacation and sick time pay, personal time off (“PTO”) pay, overtime and other compensation to the Plaintiff, failed and refused to provide paid vacation time to the Plaintiff for non-vacation days, and refusing to honor the Agreement, the Binding Change of Control Agreement, and the agreements to pay, inter alia, compensation, commissions, wages, severance, bonuses and other benefits to the Plaintiff, as required by law.

199. As described herein, the Defendants had a contractual obligation to pay to the Plaintiff such compensation, as was earned by Mr. Grover.

200. The Defendants, by their refusal to pay Plaintiff the compensation described herein, breached their statutory obligation to pay wages and compensation to Mr. Grover, in violation of the IWPCA, 820 ILCS §§115/ et seq.

201. As a direct and proximate cause of Defendants’ refusal to pay justly earned wages and compensation in accordance with the IWPCA, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

30

Count XII - VIOLATIONS OF ILLINOIS SECURITIES LAW OF 1953

(as to All Defendants)

202. The Plaintiff reasserts Paragraphs 1 through 201 of the Complaint, together with the Exhibits, and restates and incorporates them herein by reference.

203. The purpose of the Illinois Securities Law, as amended, 815 ILCS §§ 5/, et seq., (the “Securities Law”) is to protect innocent persons who might be induced to invest in speculative enterprises over which they have little control. To effectuate the Securities Law’s goals, it should be given a liberal construction, and courts construe the term “security” broadly.

204. The Illinois Securities Law makes it illegal for an entity or person to offer or sell any security, It shall be a violation of the provisions of this Act for any person:

* * *

(F) To engage in any transaction, practice or course of business in connection with the sale or purchase of securities which works or tends to work a fraud or deceit upon the purchaser or seller thereof.

(G) To obtain money or property through the sale of securities by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading.

815 ILCS §§ 5/12(F) & (G).

205. The Securities Law provides that “every sale of a security made in violation of the provisions of this Act shall be voidable at the election of the purchaser exercised as provided in subsection B of this Section. 815 ILCS §§ 5/13(A).

206. Pursuant to Section 5/13(A) of the Securities Law, any person who shall have participated or aided in making the sale shall be jointly and severally liable to the purchaser: 1) for the full amount paid, together with interest from the date of payment for the securities sold at the rate of the interest or dividend stipulated…less any income or other amounts received by the purchaser on the securities; if the purchaser no longer owns the securities, then liability will be for the amounts set forth in clause (1) of [the] subsection A less any amounts received by the purchaser for or on account of the disposition of the securities. 815 ILCS §§ 5/13(A)(1) & (2).

207. The Defendants violated the Illinois Securities Law of 1953, as amended, 815 ILCS §§ 5, et seq., in that, as described herein, they offered and sold securities to the Plaintiff by means of untrue statements of material fact.

208. The Defendants recklessly and intentionally misrepresented material information and omitted disclosure of material information to the Plaintiff in connection with the offer, purchase and sale of securities in the State of Illinois.

209. The Plaintiff relied upon the misrepresentations and the false, fraudulent and/or misleading statements of the Defendants, and their omissions of material fact while having a duty of disclosure, in connection with the offer, purchase and/or sale of NSAV securities, to his detriment.

210. Pursuant to the Illinois Securities Law, as the purchaser, the Court is required to assess costs together with the reasonable fees and expenses of the Plaintiff’s attorney against the Defendants. 815 ILCS §§ 5/13(A).

211. As a direct and proximate cause of the violations of the Illinois state securities laws by the Defendants, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

31

COUNT XIII – “CONTROLLING PERSONS” LIABILITY

UNDER THE ILLINOIS SECURITIES LAW OF 1953

(as to All Defendants)

212. The Plaintiff reasserts Paragraphs 1 through 211 of the Complaint, together with the Exhibits, and restates and incorporates them herein by reference.

213. During the relevant time period and as set forth herein, the Defendants are, and were during the relevant time, “controlling persons” within the meaning of 815 ILSC § 5/2.4.

214. The Illinois Securities Law of 1953, as amended, provides, in pertinent part, as follows:

“‘Controlling person’ means any person offering or selling a security, or group of persons acting in concert in the offer or sale of a security, owning beneficially (and in the absence of knowledge, or reasonable grounds for belief, to the contrary, record ownership shall for the purposes hereof be presumed to be beneficial ownership) either (i) 25% or more of the outstanding voting securities of the issuer of such security where no other person owns or controls a greater percentage of such securities, or (ii) such number of outstanding securities of the issuer of such security as would enable such person, or group of persons, to elect a majority of the board of directors or other managing body of such issuer. In case of unincorporated issuers, “controlling person” means any person offering or selling a security, or group of persons acting in concert in the offer or sale of a security, who directly or indirectly controls the activities of the issuer.

815 ILSC § 5/2.4 (emphasis added).

215. In addition to their direct liability, the Defendants are liable to the Plaintiff for the conduct of NSAV, Tilton and/or CHIF, as described herein, in that:

a) at all times material hereto, the Defendants controlled certain individual(s) of the Company, in their employ and/or subject to their authority, supervision and/or control, respectively, directly or indirectly;

b) at all times material hereto and with respect to all of the transactions and misrepresentations described herein, such individual(s), in their employ and/or subject to their authority, supervision and/or control, respectively, and/or as officers, employees and/or agents of the Defendants committed acts, practices and/or courses of conduct which were in violation of their obligations under the Illinois state securities laws and the standards of the securities industry;

c) at all times material hereto, the Defendants failed to have policies, practices and/or procedures in effect, which were adequate, sufficient, necessary and/or appropriate in order to monitor and supervise the actions of such individual(s), as described herein, and adequate, sufficient, necessary and/or appropriate to prevent said actions, practices and/or courses of conduct from occurring and continuing to occur; and

d) at all times material hereto, the Defendants, with respect to the Plaintiff’s efforts and investment in NSAV, failed to properly or sufficiently implement, execute and/or utilize the policies, practices and/or procedures which they had in effect and which purportedly were intended and designed to monitor and supervise the actions of such individual(s), described herein and to prevent said actions from occurring and continuing to occur.

32

216. Pursuant to 815 ILSC §5/13, the Illinois Securities Law provides, in pertinent part, as follows:

“Every sale of a security made in violation of the provisions of this Act shall be voidable at the election of the purchaser exercised as provided in subsection B of this Section; and the issuer, controlling person, underwriter, dealer or other person by or on behalf of whom said sale was made, and each underwriter, dealer, internet portal, or salesperson who shall have participated or aided in any way in making the sale, and in case the issuer, controlling person, underwriter, dealer, or internet portal is a corporation or unincorporated association or organization, each of its officers and directors (or persons performing similar functions) who shall have participated or aided in making the sale, shall be jointly and severally liable to the purchaser….”

815 ILSC §5/13 (emphasis added).

217.  As “controlling persons,” the Defendants are liable for the false and fraudulent actions, practices, courses of conduct and/or omissions of those controlled persons committing a fraud and deceit in connection with the offer, purchase and/or sale of NSAV securities, at the time of the wrongs alleged herein and as set forth herein, within the meaning of the Illinois Securities Law, as the Defendants had the supervision, power, authority, and influence over such controlled persons, and exercised the same as described herein.

218. The Defendants’ control, authority, supervision and/or positions made them privy to and provided them with knowledge, actual and/or apparent, as to the material misrepresentations and the omissions of material facts, with a duty to disclose, as to the Plaintiff.

219. The Defendants, jointly and severally, singly and in concert, directly and/or indirectly, benefitted from fees, profits, gains, interest, commissions and/or other monies, as derived from the conduct of such individual(s), as described herein.

220. Pursuant to the Illinois Securities Law, as the purchaser, the Court is required to assess costs together with the reasonable fees and expenses of the Plaintiff’s attorney against the Defendants. 815 ILCS §§ 5/13(A).

221. As a direct and proximate cause of the violations by the Defendants as “controlling persons” of the violations of the Illinois state securities laws, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

33

Count XIV - VIOLATIONS OF ILLINOIS CONSUMER FRAUD

AND DECEPTIVE BUSINESS PRACTICES ACT / ILCS §§ 505 /

(as to All Defendants)

222. The Plaintiff reasserts Paragraphs 1 through 221 of the Complaint, together with the Exhibits, and restates and incorporates them herein by reference.

223. At all relevant times herein, the Defendants conducted a trade or business, as defined by the Illinois Consumer Fraud and Deceptive Business Practices Act (“ICFA” or “the Act”), as codified under 815 ILCS §§ 505/ et seq.

224. The ICFA, codified under 815 ILCS §§ 505/, makes it illegal for any person to engage in any deceptive or unfair act or practice in the course of commerce. 815 ILCS §§505/2.

225. Under the ICFA, the term “person” includes any “natural person or his legal representative, partnership, corporation (domestic and foreign), company, trust, business entity or association, and any agent, employee, salesman, partner, officer, director, member, stockholder, associate, trustee or cestui que trust thereof.” 815 ILCS §§ 505/1(c).

226. To allege a claim for violation of the ICFA, a plaintiff must demonstrate: 1) a deceptive act or practice by the defendant; 2) the defendant’s intent that the plaintiff rely on the deception; 3) the occurrence of the deception in the course of conduct involving trade or commerce; 4) actual damage to the plaintiff; and 5) proximately caused by the deception.

227. The ICFA grants a private right of action to anyone who suffers actual damage as a result of a violation of the section of the ICFA outlawing, among other things, unfair methods of competition and unfair or deceptive acts or practices. 815 ILCS §§ 505/10a

228. The conduct of the Defendants as described herein, constitutes unfair and deceptive trade practices, under the ICFA, including but not limited to claims that the Defendants:

a) executed the Consulting Agreement and the Non-Circumvention Agreement and with full knowledge and understanding of the Defendants’ obligations to the Plaintiff;

b) executed the Binding Change of Control Agreement and with full knowledge and understanding of the Defendants’ obligations to the Plaintiff;

c) fraudulently induced the Plaintiff to enter into a contract and be employed by Defendant NSAV and thereby breached their promises to compensate the Plaintiff;

d) fraudulently concealed from the Plaintiff the full and complete negotiations and transactions between and among Defendants Tilton, CHIF, Wilton-Isle of Man, Wilton-UK and the Wilton Group, on the one hand, and then-CEO Baritz of NSAV, on the other hand, including but not limited to the change of control as to NSAV in inducing the Plaintiff to provide his efforts, expertise and contacts to the Company;

e) knowingly and intentionally concealed these activities from the Plaintiff, to his detriment; and/or

f) violated the requirements, terms and conditions of existing statutes, rules and regulations meant for the protection of the public’s health, safety or welfare.

229. In his claim under the ICFA claim, the Plaintiff is entitled to recover attorney’s fees. 815 ILCS §§ 505/10a(c).

230. In accordance with the ICFA, the Plaintiff is entitled to, and this Honorable Court has the discretion, to award such treble or punitive damages to Mr. Grover and against the Defendants. 815 ILCS §§ 505/10a(a).

231. In accordance with the ICFA, the Plaintiff is entitled to, and this Honorable Court has the discretion, to award actual economic damages or any other relief which this Court deems proper. 815 ILCS §§ 505/10a(a).

232. As a direct and proximate cause of the Defendants’ violations of the ICFA, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

34

COUNT XV - CIVIL CONSPIRACY

(as to All Defendants)

233. The Plaintiff reasserts Paragraphs 1 through 232 of the Complaint, together with the Exhibits, and restates and incorporates them herein by reference.

234. Civil conspiracy is an intentional tort and requires proof that a defendant knowingly and voluntarily participated in a common scheme to commit an unlawful act or a lawful act in an unlawful manner.

235. The elements of a civil conspiracy under the law are: (a) a combination of two or more persons, (b) for the purpose of accomplishing by some concerted action either an unlawful purpose or a lawful purpose by unlawful means, (c) in the furtherance of which one of the conspirators committed an overt tortious or unlawful act.

236. A conspiracy claim’s function is to extend tort liability from the active wrongdoer to wrongdoers who may have only planned, assisted, or encouraged the active wrongdoer.

237. The Defendants, together with others, combined, conspired, acted in concert, and/or engaged in a conspiracy by entering into an agreement with unlawful motives and/or means, and undertook overt acts towards the ends of such conspiracy.

238. In order to attain of the outcome of its conspiracy, the Defendants required coordination and actions to be taken in unison and/or in concert, together with joint tortious activity of the other co-conspirators.

239. The Defendants had the particular power and/or authority at their business to force, coerce, and/or encourage others to participate in this conspiracy and result in the dissemination of false and fraudulent information.

240. As a direct and proximate cause of the Defendants’ conspiracy, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

35

COUNT XVI – ACCOUNTING / CONTRUCTIVE TRUST-

DECLARATORY / EQUITABLE RELIEF

(as to Defendants NSAV, CHIF, Wilton Group and John Does)

241. The Plaintiff reasserts Paragraphs 1 through 240 of the Complaint, together with the Exhibits, and restates and incorporates them herein by reference.

242. Under the agreements, the Plaintiff had, and continue to have, the right to audit the books and records of the Defendants, which had, and continue to have, a duty to provide an accounting of the financial records of NSAV, CHIF and Wilton.

243. Under the agreements, the Defendants had, and continue to have, a duty to render an accounting, and to hold and maintain all profits, benefits and/or proceeds in a constructive trust.

244. The Defendants have refused, and continue to refuse, to provide an accounting or a constructive trust, or to provide access to the financials records to permit Mr. Grover to conduct an audit of, inter alia, the operational and financial details and supporting documentation.

245. As a direct and proximate cause of Defendants’ refusal to provide an accounting, a constructive trust or books and records access, the Plaintiff has suffered irreparable harm, including but not limited to, right to specific performance and compel Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, and for his general, special, and consequential damages, including, but not limited general, special, and consequential damages, including, but not limited to, loss of profits, lost opportunity, interest, and other damages, injuries, and losses, to his detriment.

36

VII. REQUESTS FOR RELIEF

WHEREFORE, the Plaintiff, Vikram P. Grover, respectfully requests that this Honorable Court grant him the following relief:

A) Order, grant and enter temporary, preliminary and permanent injunctive and equitable relief, and specific performance, and finding that the Plaintiff has suffered irreparable harm, has a likelihood of success on the merits, that the balance of hardships favors the Plaintiff and that it is in the public interest to grant such temporary, preliminary and permanent injunctive and equitable relief, and specific performance for the benefit of the Plaintiff, as set forth herein;

B) Order, grant and enter temporary, preliminary and permanent injunctive and equitable relief, and specific performance, compelling the Defendants to immediately issue and deliver Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), to the Plaintiff, Vikram P. Grover;

C) Order, grant and enter temporary, preliminary and permanent injunctive and equitable relief, and specific performance, compelling the conversion of such Series B shares into freely tradeable NSAV common stock, and for the structured sale by the Plaintiff, Vikram P. Grover, or, in the alternative, by a court-appointed receiver, of the Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), in the public securities markets for NSAV common stock, to be paid into the Court, in order to preserve the status quo, and maintain assets for a final Judgment for the benefit of the Plaintiff, Vikram P. Grover;

D) Order, grant and enter temporary and preliminary attachment by trustee process, and injunctive and equitable relief, and specific performance, compelling the transfer agent for the Defendant, Net Savings Link, Inc., and Defendants Tilton, CHIF, Wilton-Isle of Man, Wilton-U.K. and/or the Wilton Group, and the Parties’ respective officers, agents, servants, employees, attorneys and other persons who are in active concert or participation with them, and/or such other third-parties with actual notice of such Order, by personal service or otherwise, to convey, assign, transfer and/or deliver, and facilitate and cooperate with the conveyance, assignment, transfer and delivery of such Series B shares and for the conversion of such securities into freely tradeable NSAV common stock, and facilitate and cooperate with the structured sale by the Plaintiff, Vikram P. Grover, or, in the alternative, by a court-appointed receiver, of the Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), in the public securities markets for NSAV common stock, to be paid into the Court, in order to preserve the status quo, and maintain assets for a final Judgment for the benefit of the Plaintiff, Vikram P. Grover;

E) Enter a final Judgment for the Plaintiff, Vikram P. Grover, and order the distribution and payment of the proceeds of sale of the Three Hundred Eighty-Seven Million, Five Hundred Thousand (387,500,000) Series B preferred NSAV shares, convertible into freely tradeable shares of the common stock of Defendant NSAV, and a $50,000.00 debenture (convertible into 1.25% of NSAV’s fully diluted outstanding shares, or Ninety – Six Million – Eight Hundred Seventy – Five Thousand (96,875,000) shares of Series B stock, convertible into freely tradeable shares of NSAV common stock), in the public securities markets for NSAV common stock, as held by the Court during the pendency of this action, to the Plaintiff, Vikram P. Grover, for his general, special, consequential and punitive damages, including, but not limited loss of profits, lost opportunity, interest, and other and losses, with costs and attorney’s fees;

F) Determine that the Defendants are liable, jointly and severally, for all damages, losses, costs and attorney’s fees;

G) Determine and award the Plaintiff, Vikram P. Grover, the actual losses sustained by him as a result of the violations of law by the Defendants, as set forth herein;

H) Render a judgment and decision on behalf of the Plaintiff, Vikram P. Grover, on all Counts of the Complaint, and issue findings of fact and rulings of law, as necessary and appropriate, that the Defendants are liable, in all respects;

I) Order, decide, adjudge, and determine that the liability of the Defendants, is for all losses, injuries, and damages, special, consequential, general, punitive, and/or otherwise, and for all interest and costs, as alleged herein;

J) Award the Plaintiff, Vikram P. Grover, his costs, including, but not limited to, filing fees, costs, and interest, his attorneys’ fees, as required to prosecute this action;

L) Award the Plaintiff, Vikram P. Grover, multiple, double, treble, and/or punitive damages in an amount to be determined;

N) Order declaratory relief, as appropriate and as this Court deems necessary; and/or

O) Any additional relief, which this Honorable Court deems just and proper.

37

THE PLAINTIFF, VIKRAM P. GROVER,

DEMANDS A TRIAL BY JURY ON ALL COUNTS SO TRIABLE

Respectfully Submitted,
PLAINTIFF, Vikram P. Grover,

By his Attorneys,

___________________
Jeffrey R. Tone, Esq.
KATTEN & TEMPLE, LLP
The Rookery Building
209 South LaSalle Street, Suite 950
Chicago, Illinois 60604
Telephone:
Facsimile:
Email:

OF COUNSEL:

Philip M. Giordano, Esq.

Giordano & Company, P.C.

REED & GIORDANO, P.A.

47 Winter Street, Suite 800

Boston, Massachusetts 02108-4774

Telephone:

Facsimile:

Email:

Dated: September ___, 2021

38